PART II – OFFERING CIRCULAR

AltaVista Capital Markets, LLC

Fixed Income Mortgage Program

Best Efforts Offering of 200,000

AltaVista Capital Markets, LLC

Fixed Income Mortgage Certificates

This Offering Circular relates to the offer and sale of up to $20,000,000 in principal amount (the “Offering”) of AltaVista Capital Markets, LLC Fixed Income Mortgage Certificates (the “Certificates”) of ALTAVISTA FIXED INCOME MORTGAGE REIT, LLC, a California Limited Liability Company (the “Company”). The Company’s principal office is located at THE INDIGO BUILDING, 4050 GLENCOE AVENUE, SUITE 210, MARINA DEL REY, CALIFORNIA 90292, and its telephone number is (310) 562-3486.

The Certificates will be issued in the minimum amount of $100 and in multiples of $100. The Certificates will be offered in maturities of 15 and 30 years from the date issued, with an annualized fixed interest rate depending on the term. The Company will typically issue Certificates on the same or next day, after deposit by the Company of the Subscriber’s payment check and the check is collected by the Company’s Bank. See “Description of Certificates” on Page 56 of this Registration Statement. The Fixed Rates of Interest for each Certificate will be based on the formula set forth below and varies according to the term of the Certificate. See “Description of Certificates – Principal, Maturity and Interest” on Page 56 of this Registration Statement. The Fixed Interest Rates which are offered will change from time to time in response to changes in the current “Wall Street Journal’s Prime Rate” data obtained from the Wall Street Journal, or a similar credible source. The “Prime Rate”, as reported by the Wall Street Journal’s Bank Survey, is among the most widely used benchmark in setting home equity lines of credit and credit card rates. It is in turn based on the Federal Funds Rate, which is set by the Federal Reserve. The Interest Rates for new Certificates are set on the First Monday of each month at the start of business based on the Wall Street Journal’s Prime Rate on that day. Such rates are paid on all Certificates issued between the start of business on that Monday and the close of business on the last day prior to the First Monday of the next month. The following table sets forth the formula for determining the Interest Rates for the Certificates and the Initial Interest Rate based on the most recent Wall Street Journal’s Prime Rate as of Monday, June 6th, 2016.

TERM	WALL STREET JOURNAL’S PRIME RATE	INTEREST RATES AS OF June 6th, 2016
15 YEAR	Prime Plus 8.50%	12.00%
30 YEAR	Prime Plus 8.50%	12.00%

The Fixed Rates for each Certificate is set forth above will be effective only for Certificates issued between Monday, June 6th, 2016 and Monday, July 4th, 2016. The Interest Rates fluctuate based on the formula set forth above, and to determine the current rates, prospective investors in the Certificates should call the Company at (310) 562-3486, or consult the web pages: http://www.AltaVistaMortgageCapital.com and/or http://www.AltaVistaCapitalMarkets.com.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission. The Certificates are being offered, and will be sold, pursuant to the exemption from registration provided by Section 3(b) of the Securities Act of 1933, as amended (the “Act”), and Regulation A promulgated thereunder. The Offering is not contingent upon sales of a minimum offering amount and there is no minimum aggregate amount of Certificates

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that must be sold in order for the Company to have access to the Offering proceeds. The Company may accept subscriptions as they are received. The Offering will terminate upon the earlier to occur of (i) the date that is not more than one year after the Offering is qualified by the United States Securities and Exchange Commission (The “Commission”), and (ii) the date on which $20,000,000 of Certificates qualified hereunder have been sold.

The Certificates will not be listed on any exchange or quoted on any automated dealer quotation system. Currently, there is no public market for the Certificates.

This Offering Circular shall not constitute an offer to sell or the solicitation to an offer to buy, nor shall there be any sales of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such State.

THERE IS AT THIS TIME, NO PUBLIC MARKET FOR THE FIXED INCOME MORTGAGE CERTIFICATES.

THE COMPANY HAS NOT MADE ANY ARRANGEMENTS TO PLACE FUNDS RAISED THROUGH THIS OFFERING IN AN ESCROW, TRUST OR SIMILAR ACCOUNT. ANY INVESTOR WHO PURCHASES CERTIFICATES IN THIS OFFERING WILL HAVE NO ASSURANCE THAT OTHER PURCHASERS WILL INVEST IN THE OFFERING. ACCORDINGLY, IF THE COMPANY SHOULD FILE FOR BANKRUPTCY PROTECTION, OR A PETITION FOR INSOLVENCY BANKRUPTCY IS FILED BY CREDITORS AGAINST THE COMPANY, INVESTOR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDING TO THE BANKRUPTCY LAWS.

THESE CERTIFICATES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE CERTIFICATES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE CERTIFICATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGAGE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251 (d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT

OF DISCLOSURE UNDER REGULATION A

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE CERTIFICATES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE CERTIFICATES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR

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SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE CERTIFICATES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

June 20th, 2016

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TABLE OF CONTENTS:

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ITEM 2: DISTRIBUTION SPREAD

	Number of Certificates	Offering Price	Selling Commissions	Proceeds to Company
Per Certificate	-------	$100.00	$0.00	$100.00
Total Minimum	001	$100.00	$0.00	$100.00
Total Maximum	200,000	$20,000,000	$0.00	$20,000,000

1)

We are offering a maximum of 200,000 Certificates at the price indicated

2)

We expect to incur offering and registration expenses:

a.

New York: $1,200

b.

Florida: $1,000

c.

Illinois: $400

3)

Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $15,000 USD. Any costs above $15,000 will be paid by the Executives of the Company.

4)

The Certificates will be offered on a “best-efforts” basis by Mr. Koorosh “Danny” Rahimi, the Company’s President & Managing Partner of the Company. The Certificates also may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Certificates. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Membership Units with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular.

5)

The Certificates are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 Offerings, with an option to amend the Offering to Regulation A Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. Should the Company choose to execute its option to amend this Offering to a Regulation A Tier 2 Offering, the Company may also choose to increase the Offering from $20 Million USD to $50 Million USD. The Certificates will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE CERTIFICATES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE CERTIFICATES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.   THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN

 pg. 5

IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN THE CERTIFICATES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF CERTIFICATES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE CERTIFICATES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE FIXEC INCOME MORTGAGE CERTIFICATES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE FIXED INCOME MORTGAGE CERTIFICATES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE FIXED INCOME MORTGAGE CERTIFICATES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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PART II — OFFERING CIRCULAR

ITEM 3.  SUMMARY INFORMATION, RISK FACTORS AND DILUTION

RISKS ASSOCIATED WITH INVESTMENT IN:

ALTAVISTA CAPITAL MARKETS, LLC

Investing in the Certificates is very risky.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, including those listed in this private securities offering.

Emerging Growth Company Status

The Company is an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For as long as the Company is an emerging growth company, the Company may take advantage of specified exemptions from reporting and other regulatory requirements that are otherwise applicable generally to other public companies. These exemptions include:

•

An exemption from providing an auditor’s attestation report on management’s assessment of the effectiveness of the Company’s systems of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•

An exemption from compliance with any new requirements adopted by the Public Accounting Oversight Board (“PCAOB”), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•

An exemption from compliance with any other new auditing standards adopted by the PCAOB after April 5th, 2012, unless the United States Securities and Exchange Commission (“SEC”) determines otherwise; and

•

Reduced disclosure of executive compensation.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Company has chosen to “opt out” of such extended transition period and, as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. The Company’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Company will cease to be an “emerging growth company” upon the earlies of (i) when the Company has $1.0 Billion or more in annual revenues, (ii) when the Company has at least $700 Million in market value of the Company’s Common Units held by non-affiliates, (iii) when the Company issues more than $1.0 Billion of non-convertible debt over a three-year period, or (iv) the last day of the fiscal year following the fifth anniversary of the Company’s Initial Public Offering.

Development Stage Business

AltaVista Capital Markets, LLC commenced operations in November of 2015. The Company was formed as a California Limited Liability Company. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that AltaVista Capital Markets, LLC will operate profitably.

Inadequacy of Funds

Gross offering proceeds of a maximum of $20,000,000 may be realized.  Management believes that such proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of the Company’s Business Plans.  If only a fraction of this Offering is sold, or if certain assumptions contained in Management’s business plans prove to be incorrect, the Company may have inadequate funds to fully develop its business.

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Dependence on Management

In the early stages of development, the Company’s business will be significantly dependent on the Company’s President & Managing Partner, Mr. Koorosh “Danny” Rahimi.

Mr. Rahimi may dedicate less than his full time to the Company, and may only be able to dedicate 15 to 39 hours per week to the Management of the Company.

Risks of Borrowing

The Company does intend to incur additional private and/or mortgaged debt beyond the debt commitments provided in this offering. When the Company incurs additional debt in the future additional possible risks could arise. When the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness.  Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility.  Such loan agreements could also provide for default under certain circumstances, such as failure to meet certain financial covenants.  A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of members of the Company.  A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the Company’s Managing Member with respect to application and allocation of the net proceeds of this Offering.  Investors for the Certificates offered hereby will be entrusting their funds to the Company’s Managing Member, upon whose judgment and discretion the investors must depend.

Minimum Amount of Capital to be Raised

There is no minimum amount of Certificates that need to be sold in this offering for the Company to access the investment funds. All Investor funds will be transferred from the Company’s Investment Deposit Account to the Company’s General Business Operation Account. The Company cannot assure you that subscriptions for the entire Offering will be obtained. The Company has the right to terminate this offering of Certificates at any time, regardless of the number of Certificates that have been sold. The Company’s ability to meet financial obligations, cash needs, and to achieve objectives, could be adversely affected if the entire offering of Certificates is not fully subscribed.

Control by Management

As of June 1st, 2016 the Company’s President & Managing Partner, Mr. Koorosh “Danny” Rahimi, owned 25% of the Company’s outstanding Membership Units. Synergistic International Asset Management Limited (a Bermuda Company) owned 25% of the Company’s outstanding Membership Units. Eighty Six Eighty Nine, Ltd (a Nevis Limited Liability Company) owned 25% of the Company’s outstanding Membership Units. Del Rey Holdings, LLC (a California Limited Liability Company) owned 25% of the Company’s outstanding Membership Units.

Upon completion of this Offering, the Company’s President & Managing Partner, Mr. Koorosh “Danny” Rahimi will own 25% of the Company’s outstanding Membership Units. Synergistic International Asset Management Limited (a Bermuda Company) will own 25% of the Company’s outstanding Membership Units. Eighty Six Eighty Nine, Ltd (a Nevis Limited Liability Company) will own 25% of the Company’s outstanding Membership Units. Del Rey Holdings, LLC (a California Limited Liability Company) will own 25% of the Company’s outstanding Membership Units. Investors of the Company’s Certificates

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will not have the ability to control either a vote of the Company’s Managers or any appointed officers.  See “COMPANY MANAGERS” section.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future.  There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology.  The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated.  The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area.  The Company may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital.

All of the AltaVista Capital Markets, LLC’s Businesses are subject to risks related to Litigation, Arbitration Actions and Governmental and Self-Regulation Organization Investigations

All Companies of AltaVista Capital Markets, LLC are subject to legal proceedings arising out of their business operations, including lawsuits, arbitration claims, regulatory, governmental and Self-Regulating Organization subpoenas, investigations and actions and other claims. The Company anticipates the majority of any legal claims will be client initiated and involve the purchase or sale of investment securities. The Company plans in its Investment Advisory Program (AltaVista Private Client, LLC), the Company will have fiduciary obligations that require AltaVista Private Client, LLC and its Registered Financial Advisors to act in the best interests of its Advisors Clients. AltaVista Private Client, LLC’s (Investment Advisory & Asset Management) and AltaVista Securities, LLC (FINRA Broker Dealer), and AltaVista Capital Markets International, Ltd (International Investment Banking), and other wholly owned subsidiary companies may face liabilities for actual or alleged breaches of legal duties to its Clients, in respect of issues related to the suitability of the financial products that the AltaVista Capital Markets, LLC’s Subsidiary Company makes available to its Clients, or the investment advice of one of AltaVista Capital Markets, LLC’s wholly owned company Registered Investment Advisors or Licensed Brokers based on the Clients’ objectives. In addition, AltaVista Capital Markets, LLC’s Wholly Owned Subsidiary Companies may also become subject to claims, allegations and legal proceedings that the AltaVista Capital Markets, LLC’s Wholly Owned Subsidiary has infringed or misappropriated intellectual property or other proprietary rights of others. In addition, AltaVista Capital Markets, LLC, or a wholly owned subsidiary of AltaVista Capital Markets, LLC, may be subject to legal proceedings related to employment matters, including wage and hour, discrimination or harassment claims. The outcome of any such actions cannot be predicted, and a negative outcome in such a proceeding could result in substantial legal liability, loss of intellectual property rights and injunctive or other equitable relief against the AltaVista Capital Markets, LLC or a wholly owned subsidiary of AltaVista Capital Markets, LLC. Further, such outcome may cause us significant reputational harm and could have a material adverse effect on the Company’s business, results of operations, cash flows or financial condition.

AltaVista Capital Markets, LLC’s Risk Management Policies and Procedures May Not be Fully Effective in Mitigating the AltaVista Capital Markets, LLC’s, or that of a wholly owned Subsidiary of AltaVista Capital Markets, LLC’s, Risk Exposure in all Market Environments or Against all Types of Risks.

AltaVista Capital Markets, LLC has adopted policies and procedures to identify, monitor and manage the operational risks of the AltaVista Capital Markets, LLC, and that of its wholly owned subsidiaries. These policies and procedures, however, may not be fully effective. Some of AltaVista Capital Markets, LLC’s risk evaluation methods depend upon information provided by others and public information regarding markets, clients or other matters that are otherwise accessible by AltaVista Capital Markets, LLC, and its wholly owned subsidiaries. In some cases, however, that information may not be accurate, complete or up-to-date. Also, because AltaVista Capital Markets, LLC’s, or that of its wholly owned subsidiaries, Advisors may work in small, decentralized offices, additional risk management challenges may exist. If AltaVista Capital Markets, LLC’s policies and procedures are not fully effective or AltaVista Capital Markets, LLC is not always successful in capturing all risks to which AltaVista Capital Markets, LLC, or a wholly owned subsidiary, AltaVista Capital Markets, LLC, or its wholly owned subsidiary

 pg. 9

may suffer harm to its reputation or be subject to litigation or regulatory actions that could have a material adverse effect on its business and financial condition.

Broker - Dealer Sales of Units

The Company’s Certificates or Membership Units are not included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange.  The NASDAQ Stock Market, Inc. has recently enacted certain changes to the entry and maintenance criteria for listing eligibility on the NASDAQ SmallCap Market.  The entry standards require at least $4 million in net tangible assets or $750,000 net income in two of the last three years.  The proposed entry standards would also require a public float of at least 1 million shares, $5 million value of public float, a minimum bid price of $2.00 per share, at least three market makers, and at least 300 shareholders.  The maintenance standards (as opposed to entry standards) require at least $2 million in net tangible assets or $500,000 in net income in two of the last three years, a public float of at least 500,000 shares, a $1 million market value of public float, a minimum bid price of $1.00 per share, at least two market makers, and at least 300 shareholders.

No assurance can be given that the Company will ever convert to a Stock Corporation and No assurances can be given that the Company’s Stock Shares would ever qualify for inclusion on the NASDAQ System or any other trading market until such time as the Managing Member deems it necessary.  As a result, the Investment Certificates are covered by a Securities and Exchange Commission rule that opposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and qualified investors.  For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale.  Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and will also affect the ability of members to sell their units in the secondary market.

Secondary Market

No application is currently being prepared for the Company's Certificates to be admitted to the Official Listing and trading on any regulated market. No application is being prepared to include the Certificates to trading on an "Over-the-Counter" or "Open Market", though the Company may choose to convert to a Stock Corporation within the next Five Years and submit an S-1, S-3 or Form 10 to include the Company’s securities for trading on a Regulated or OTC Market. There can be no assurance that a liquid market for the Company’s Common Stock or Certificates will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Certificates easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Certificates and investors wishing to sell the Certificates might therefore suffer losses.

Unavailability of Rule 144 for Resales

The Company may be regarded under Rule 12b-2 of the Securities Exchange Act of 1934 as a shell company. Shareholders who hold Certificates which are not subject to a registration statement under the Securities Act often rely upon Rule 144 for their resale. Rule 144 is not available for the resale of securities initially issued by either reporting or non-reporting shell companies (other than a business combination related shell company) or an Issuer that has been, at any time previously, a reporting or non-reporting shell company, unless the issuer meets specified conditions. A Certificate holder may resell securities pursuant to Rule 144’s Safe Harbor if the following conditions are met:

1)

The Issuer of Securities that was formerly a reporting or non-reporting company has ceased to be a shell;

2)

The Issuer of the Securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3)

The Issuer of the Securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

4)

At least one year has elapsed from the time the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Long Term Nature of Investment

An investment in the Company’s Certificates may be long term and illiquid.  As discussed above, the offer and sale of the Certificates will not be registered under the Securities Act or any foreign or state securities laws by reason of exemptions from such registration, which depends in part on the investment intent of the investors.  Prospective investors will be required to represent in writing that they are purchasing the Certificates for their own account for long-term investment and not with a view towards resale or distribution.  Accordingly, purchasers of Certificates must be willing and able to bear the economic risk of their

 pg. 10

investment for an indefinite period of time.  It is likely that investors will not be able to liquidate their investment in the event of an emergency.

Compliance with Securities Laws

The Company’s Certificates are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable State Securities Laws, and other applicable state securities laws.  If the sale of Certificates were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Certificates.  If a number of purchasers were to obtain rescission, the Company would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

Offering Price

The price of the Certificates offered has been arbitrarily established by the current Managing Partners of the Company. Considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates, the Offering price bears little relationship to the assets, net worth, or any other objective criteria.

NOTICE REGARDING THE TRUST INDENTURE ACT OF 1939

THE TRUST INDENTURE ACT OF 1939 SUPPLEMENTS THE SECURITIES ACT OF 1933 IN THE CASE OF DISTRIBUTION OF DEBT SECURITIES IN THE UNITED STATES. THE TRUST INDENTURE ACT (“TIA”) REQUIRES THE APPOINTMENT OF A SUITABLY INDEPENDENT AND QUALIFIED TRUSTEE TO ACT FOR THE BENEFIT OF THE HOLDERS OF THE SECURITIES, AND SPECIFIES VARIOUS SUBSTANTIVE PROVISIONS FOR THE TRUST INDENTURE THAT MUST BE ENTERED INTO BY THE TRUSTEE. THE TIA IS ADMINISTED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. INVESTORS OF THIS OFFERING WILL NOT BENEFIT FROM A TRUSTEE, INDENTURE, OR THE PROTECTIONS AFFORDED BY THE TRUST INDENTURE ACT OF 1939.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF CALIFORNIA, IN THE COUNTY OF LOS ANGELES. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JUR TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

 pg. 11

RISKS ASSOCIATED WITH THE COMPANY’S REAL ESTATE INVESTMENTS

The Company has Not Yet Identified any Specific Properties to Acquire with Net Proceeds of this Offering, and you will be Unable to Evaluate the Economic Merits of the Company’s Investments Made with such Net Proceeds before making an Investment Decision to Purchase the Company’s Certificates

The Company will have broad authority to invest a portion of the net proceeds of this offering in any real estate investments the Company may identify in the future, and the Company may use those proceeds to make investments with which you may not agree. You will be unable to evaluate the economic merits of the Company’s properties before the Company invests in them and the Company will be relying on its ability to select attractive investment properties. The Company also will have broad discretion in implementing policies regarding tenant creditworthiness, and you will not have the opportunity to evaluate potential tenants. In addition, the Company’s investment policies may be amended from time to time at the discretion of the Company’s Managing Member, without out notice to the Company’s Shareholders. These factors will increase the uncertainty and the risk of investing in the Company’s Certificates.

Although the Company intends to use a portion of the net proceeds of this offering to acquire, renovate and rent residential and commercial properties in its targeted markets, the Company cannot assure you that it will be able to do so. The Company’s failure to apply the proper portion of the net proceeds of this offering effectively or find suitable properties to acquire in a timely manner or on acceptable terms could result in losses or returns that are substantially below expectations.

The Company May Rely on Local, Third-party Providers for Services that May Become Limited or Unavailable and May Harm the Company’s Brand and Reputation and Operation Results

The Company may rely on local, third-party vendors and service providers, including third-party property improvement professionals, leasing agents and property management companies in situations when it is cost-effective to do so or the Company’s internal staff is unable to perform these functions. The Company does not have exclusive or long-term contractual relationships with any of these third-party providers, and the Company can provide no assurance that it will have uninterrupted or unlimited access to their services. Furthermore, selecting, managing and supervising these third-party providers require significant management resources and expertise. If the Company does not select, manage and supervise appropriate third-parties for these services, the Company’s brand, reputation and operating results may suffer. Moreover, the Company may not successfully detect and prevent fraud, incompetence or theft by its third-party providers, which could subject the Company too material liability or responsibility for damages, fines and/or penalties associated with such fraud, incompetence or theft.

In addition, any removal or termination of third-party providers would require the Company to seek new vendors or providers, which would create delays and adversely affect the Company’s operations. If the Company does not select appropriate third-party providers, of if the third party providers the Company does select fail to deliver quality services, the Company’s brand and its reputation, operating results and cash flows from its properties may be adversely affected, including entities in which the Company, and its affiliates have an interest.

The Company May Not be able to Effectively Control the Timing and Costs Relating to the Renovation of Properties, which may Adversely Affect the Company’s Operating Results and the Company’s Ability to make a Return on its Investment or Disbursements of Dividends or Interest to the Company’s Certificate Holders

Nearly all of the commercial and residential properties to be acquired by the Company will require some level of renovation immediately upon their acquisition or in the future following expiration of a lease or otherwise. The Company may acquire properties that it plans to extensively renovate. The Company also may acquire properties that it expects to be in good condition only to discover unforeseen defects and problems that require extensive renovation and capital expenditures. To the extent properties are leased to existing tenants, renovations may be postponed until the tenant vacates the premises, and the Company will pay the costs of renovating. In addition, in order to reposition properties in the rental market, the Company will be required to make ongoing capital improvements and replacements and may need to perform significant renovations and repairs from time to time that tenants’ deposits and insurance may not cover.

The Company’s properties will have infrastructure and appliances of varying ages and conditions. Consequently, the Company will routinely retain independent contractors and trade professionals to perform physical repair work, and the Company will be exposed to all of the risks inherent in property renovation, including potential cost overruns, increases in labor and materials costs, delays by contractors in completing work, delays in the time of receiving necessary work permits, certificates of occupancy and poor workmanship. If the Company’s assumptions regarding the costs or timing of renovation across our future properties prove to be materially inaccurate, the Company’s operating results and ability to make distributions to our Certificate Holders may be adversely affect.

 pg. 12

The Company Faces Significant Competition for Acquisitions of its Targeted Properties, which May Limit the Company’s Strategic Opportunities and Increase the Cost to Acquire those Properties

The Company faces significant competition for attractive acquisition opportunities in its target markets from other larger real estate investors, some of which have greater financial resources and a lower cost of capital than that of the Company. Several REIT’s and other funds recently deployed, and others are expected to deploy in the near future, significant amounts of capital to purchase commercial properties and residential family properties and many have investment objectives that overlap and complete with that of the Company, including in its target markets. This activity may adversely impact the Company’s level of purchases in certain target markets. If the Company’s business model, or a similar model, proves to be successful, the Company can expect competition to intensify significantly. As a result, the purchase price of potential acquisition properties may be significantly elevated, or the Company may be unable to acquire properties on desirable terms, or at all.

The Company Faces Significant Competition in the Leasing Market for Quality Tenants, which may Limit the Company’s Ability to Rent its Residential Properties on Favorable Terms, or at all.

The Company faces competition for tenants from other lessors of commercial properties, and residential properties, apartment buildings and condominium units, and the continuing development of commercial properties, apartment buildings and condominium units in many of the targeted markets increases the supply of residential housing and commercial properties, and exacerbates competition for tenants. Many of these competitors may successfully attract tenants with better incentives and amenities, which could adversely affect the Company’s ability to obtain tenants and lease its residential properties on favorable terms, or at all. Additionally, some competing housing options may qualify for government subsidies that may make options more affordable and therefore more attractive than the Company’s properties.

The Company’s Evaluation of Properties Involves a Number of Assumptions that May Prove Inaccurate, which could Result in the Company Paying Too Much for Properties it Acquires, or Overvaluing its Properties, Resulting in them Failing to Perform as the Company Expects

In determining whether a particular property meets the Company’s investment criteria, the Company will make a number of assumptions, including assumptions related to estimated time of possession and estimated renovation costs and time frames, annual operating costs, market rental rates and potential rent amounts, time from purchase to leasing and tenant default rates. These assumptions may prove inaccurate. As a result, the Company may pay too much for properties it acquires or overvalue its properties, or the properties may fail to perform as the Company expects. Adjustments to the assumptions the Company makes in evaluating potential purchases may result in fewer properties qualifying under its investment criteria, including assumptions related to the Company’s ability to lease properties it has purchased. Reductions in the supply of properties that meet the Company’s investment criteria may adversely affect the Company’s ability to implement its investment strategy and operating results.

Furthermore, the properties that the Company acquires may vary materially in terms of time to possession, renovation, quality and type of construction, location and hazards. The Company’s success depends on its ability to acquire properties that can be quickly possessed, renovated, repaired, upgraded and rented with minimal expense and maintained in rentable condition. The Company’s ability to identify and acquire such properties is fundamental to its success. In addition, the recent market and regulatory environments relating to residential properties has been changing rapidly, making future trends difficult to forecast. For example, an increasing number of homeowners now wait for an eviction notice or eviction proceeding to commence before vacating foreclosed premises, which significantly increases the time period between the acquisition and leasing of a property. Such changes affect the accuracy of our assumptions and, in turn, may adversely affect the Company’s operating results.

Purchasing Commercial and Residential Properties through the Foreclosure Auction will Subject the Company to Significant Risks that Could Adversely Affect its Operating Results, Cash Flows and Ability to Make Distributions to Company Shareholders

The Company expects to acquire individual commercial and residential properties, and to also purchase properties as portfolios in bulk from other owners of residential and commercial properties. To the extent the management and leasing of such properties has not been consistent with the Company’s property management and leasing standards, the Company may be subject to a variety of risks, including risks relating to the condition of the properties, the credit quality and employment stability of the tenants and compliance with applicable laws, among others. In addition, financial and other information provided to the Company regarding such portfolios during its due diligence may be inaccurate, and the Company may not discover such inaccuracies until it is too late to seek remedies against such sellers. To the extent the Company timely pursues such remedies, the Company may not be able to successfully prevail against the seller in an action seeking damages for such inaccuracies. If the Company concludes that certain properties purchased in bulk portfolios do not fit its target investment criteria, the Company may decide to sell, rather than renovate and rent, these properties, which could take an extended period of time and may not result in a sale at an attractive price.

 pg. 13

Residential and Commercial Properties that are being Sold through Short Sales or Foreclosure Sales are Subject to Risks of Theft, Mold, Infestation, Vandalism, Deterioration or Other Damage that Could Require Extensive Renovation Prior to Renting and Adversely Impact Operating Results

When a commercial or residential property is put into foreclosure due to a default by the homeowner on its mortgage obligations or the value of the property is substantially below the outstanding principal balance on the mortgage and them owner decides to seek a short sale, the owner may abandon the property or cease to maintain the property as rigorously as an owner normally would. Neglected and vacant properties are subject to increased risks of theft, mold, infestation, vandalism, general deterioration and other maintenance problems that may persist without appropriate attention and remediation. If the Company begins to purchase a large volume of properties in bulk sales and are not able to inspect them immediately before closing on the purchase, the Company may purchase properties that may be subject to these problems, which may result in maintenance and renovation costs and time frames that far exceed the Company’s estimates. These circumstances could substantially impair the Company’s ability to quickly renovate and lease such properties in a cost efficient manner or at all, which would adversely impact the Company’s operating results.

Eminent Domain Could Lead to Material Losses on the Company’s Investments in its Properties

Governmental authorities may exercise eminent domain to acquire land on which the Company’s properties are built in order to build roads and other infrastructure. Any such exercise of eminent domain would allow the Company to recover only the fair value of the affected properties. The Company’s investment strategy is premised on the concept that this “fair value” will be substantially less than the real value of the property for a number of years, and the Company could effectively have no profit potential from properties acquired by the government through eminent domain. Several cities also are exploring proposals to use eminent domain to acquire mortgages to assist homeowners to remain in their homes, potentially reducing the supply of real estate properties in the Company’s target markets.

The Company will Depend on its Tenants and their Willingness to Renew their Leases for a portion of its Revenues. Poor Tenant Selection and Defaults and Non-renewals by the Company’s Tenants may Adversely Affect the Company’s Reputation, Financial Performance and Ability to Make Distributions to Certificate Holders

The Company will depend on tenants for a portion of its revenues. As a result, the Company’s future success depends in part upon its ability to attract and retain qualified tenants for its properties. The Company’s reputation, financial performance and ability to make distributions to its Certificate Holder would be adversely affected if a significant number of its tenants fail to meet their lease obligations or fail to renew their leases. For example, tenants may default on rent payments, make unreasonable and repeated demands for service or improvements, make unsupported or unjustified complaints to regulatory or political authorities, use the Company’s properties for illegal purposes, damage or make unauthorized structural changes to the Company’s properties that are not covered by security deposits, refuse to leave the property upon termination of the lease, engage in domestic violence or similar disturbances, disturb nearby residents with noise, trash, odors or eyesores, fail to comply with HOA regulations, sublet to less desirable individuals in violation of the lease or permit unauthorized persons to live with them. Damage to the Company’s properties may delay re-leasing after eviction, necessitate expensive repairs or impair the rental income or value of the property resulting in a lower than expected rate of return. Widespread unemployment and other adverse changes in the economic conditions in the Company’s target markets could result in substantial tenant defaults. In the event of a tenant default or bankruptcy, the Company may experience delays in enforcing its rights as landlord at that property and will incur costs in protecting the Company’s investment and re-leasing the property.

Short-term Leases of Commercial and Residential Property may Expose the Company to the Effects of Declining Market Rents, which may Adversely Affect the Company’s Operating Results and the Company’s Ability to make Distributions to its Certificate Holders

Substantially all of the Company’s residential and commercial leases will be of a duration of less than two years and will be one year in the majority of cases for residential properties. As these leases permit tenants to leave at the end of the lease term without penalty, the Company’s anticipates its rental revenues may be affected by declines in market rents more quickly than if the Company’s leases were for longer terms. Short-term leases may result in high turnover, which involves costs such as restoring the properties, marketing costs and lower occupancy levels. Because the Company has a limited track record, the Company cannot accurately predict its turnover rate or the associated costs the Company will incur. Moreover, the Company cannot assure you that its leases will be renewed on equal or better terms or at all. If the Company’s tenants do not renew their leases or the rental rates for the Company’s properties decrease, the Company’s operating results and ability to make distributions to its Certificate Holders could be adversely affected.

 pg. 14

Declining Real Estate Values and Impairment Charges Could Adversely Affect the Company’s Financial Condition and Operating Results.

The Company intends to review the carrying value of its properties when circumstances, such as adverse market conditions, indicate potential impairment may exist. If the Company’s evaluation indicates that it may be unable to recover the carrying value of a material portion of its real estate investments, an impairment charge will be recorded to the extent that the carrying value exceeds the estimated fair value of the properties. These losses would directly impact the Company’s financial condition and operating results. The evaluation of anticipated cash flows is highly subjective and is based in part on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results in future periods. A declining real estate market may cause the Company to reevaluate the assumptions used in its impairment analysis. Impairment charges would adversely affect the Company’s financial condition and operating results.

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RISKS ASSOCIATED WITH THE COMPANY’S NANOCAP AND

MICROCAP EMERGING GROWTH COMPANY INVESTMENTS

The Company’s Nanocap and Microcap Emerging Growth Company Investment Business Model Depends upon the Development and Maintenance of Strong Referral Relationships with Investment Banking Firms, Professional Services Firms and Private Equity and Venture Capital Firms

If the Company fails to maintain relationships with key firms, or if the Company fails to establish strong referral relationships with other firms or other sources of investment opportunities, the Company will not be able to grow its Emerging Growth company investment portfolio and achieve its investment objectives, affecting the Company’s ability to pay the agreed interest or dividend in the time frame agreed, if at all. In addition, persons with whom the Company has informal relationships are not obligated to inform the Company of investment opportunities and therefore such relationships may not lead to the origination of Company portfolio investments.

The Company May Not Realize Any Income or Gains from their Equity Investments, and May Not be able to Pay the Investors its Agreed Return or Dividend On-time, if At All

The Company intends to invest a substantial portion of each of its portfolio in equity securities, including common stock, convertible preferred securities and debt securities convertible into debt and equity securities of Emerging Growth companies. The Company may receive warrants as part of any debt or equity investments. These equity interests the Company may acquire may not appreciate in value and, in fact, may decline in value if the portfolio company fails to perform financially or achieve its growth objectives. The Company will generally have little, if any, control over the timing of any gains it may realize from its equity investments since the securities of its portfolio companies may have restrictions on their transfer or may not have an active trading market.

Equity Investments also have experienced significantly more volatility in their returns and may underperform relative to fixed-income securities during certain periods. An adverse event, such as an unfavorable earnings report, may depress the value. Also, prices of equity investments are sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stock investments to which each of the Company has exposure. Equity prices fluctuate for several reasons including changes in the investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. In addition, common stock prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase.

Since each of the Company intends to invest principally in equity securities, including common stock, convertible preferred securities and debt securities convertible into equity securities, of primarily Nanocap and Microcap Emerging Growth companies, the Company’s primary emphasis will be to generate capital gains through each of their equity investments in portfolio companies. Accordingly, although the Company expects to receive current income in the form of interest payments on its convertible debt investments and dividend payments on its convertible preferred equity investments, a substantial portion of the Company’s income will likely be from the capital gains generated from the sale of its equity investments, the timing of which the Company cannot predict. Company does not expect to generate capital gains from the sale of its portfolio investments on a level or uniform basis from quarter to quarter.

While the Company’s investments will typically be made in private companies, the Company expects that each of these companies will become public reporting companies with their common stock being typically initially quoted on the OTC Market (“Over-the-Counter” Market). The Company does not expect the preferred equity of its portfolio companies to be listed or quoted on an exchange or quotation system. The Company also does not expect the common stock in its publicly traded portfolio companies to initially have a large number of freely tradable shares available for sale or an active secondary trading market and, as such, the common stock will be illiquid until an active market develops. The Company believes that typically this liquidity will develop in conjunction with a New York Stock Exchange or NASDAQ Capital Market listing which may not occur until two to three years after follow-on investments are made, if at all. The Company’s convertible preferred stock instruments will generally provide for conversion upon the portfolio companies’ achievement of certain milestone events, including a NYSE or NASDAQ Capital Market listing for their common stock. However, there can be no assurance that any of the Company’s portfolio companies will obtain either an OTC Market, NYSE or NASDAQ Capital Market listing or, even if a listing is obtained, that an active trading market will ever develop in the common stock of the Company’s publicly traded portfolio companies.

Accordingly, the Company may not be able to realize gains from its equity interests, and any gains that the Company does realize on the disposition of any equity interests may not be sufficient to offset any other losses that the Company experiences. Furthermore, due to the expected growth of each of the Company’s portfolio companies, the Company does not generally expect to receive dividend income from its common stock investments. In the case of cumulative preferred stock, there is no assurance that any dividends will ever be paid by a portfolio company.

 pg. 16

The Company expects to Concentrate its holdings in Nanocap and Microcap Emerging Growth Companies, which are Subject to Many Risks, including Periodic Downturns

The Company expects to concentrate its holdings in Nanocap and Microcap Emerging Growth companies that the Company believes are “public ready” companies. Under negative economic conditions, this could cause the Company’s investment performance to be worse than business development companies with no such concentration. The Company may avoid acquiring certain securities in certain Nanocap and Microcap Emerging Growth companies when it is otherwise advantageous to purchase those securities or may sell certain securities of Nanocap and Microcap Emerging Growth companies when it is otherwise advantageous to hold those securities. In general, the Company’s focus on Nanocap and Microcap Emerging Growth companies may affect its exposure to certain market segments, which may affect the Company’s financial performance — positively or negatively — and further affecting the Company’s ability to make dividend or promised returns to Investors, on-time, or if at all - depending on whether these segments are in or out of favor.

The revenues, income (or losses) and valuations of Nanocap and Microcap Emerging Growth companies, can and often do fluctuate suddenly and dramatically. There is no assurance that decreases in market capitalizations will not occur, or that any decreases in valuations will be insubstantial or temporary in nature. Also, Company’s portfolio companies may face considerably more risk of loss and may not have the same returns as companies in other industry sectors due to their growth nature.

Even if the Company’s portfolio companies are successful in becoming publicly-traded companies, there is no assurance that they will be able to achieve their projected revenue and earnings targets or effectively maintain their status as public reporting companies. In such case, there may be little or no demand for the securities of the Company’s portfolio company(s) in the public markets, the Company may have difficulty disposing of its investments, and the value of the Company’s investments may decline substantially, each of which could affect the C’s ability to pay agreed upon returns or dividends to Investors, on-time, if at all.

The Value of the Company’s Portfolio of Securities May Not have a Readily Available Market Price and, in such case, the Value of these Securities at Fair Value as Determined in Good Faith by the Company’s Managing Partners, which Valuation is Inherently Subjective and May Not Reflect what the Company may Actually Realize for the Sale of the Investment

The value of the Company’s portfolio of securities may not have readily available market prices. In such case, the Company will value these securities at fair value as determined in good faith by the Company’s Managing Partners, based upon the recommendation of the Company’s Valuation Committee. In connection with that determination, the Managing Partners of the Company will prepare portfolio company valuations using the most recent portfolio company financial statements and forecasts. The Company’s Managing Partners will also utilize the services of a third-party valuation firm, which will prepare valuations for each of the Company’s portfolio investments for which no market quotations are readily available.

Even if the Equity Securities of any of the Company’s Portfolio Companies may be Sold in the Public Markets, the Company expects these Securities will Initially be Thinly Traded and, as a Result, the Lack of Liquidity in the Company’s Holdings may Adversely Affect the Company’s Business, and will Delay Distributions of Gains, if any

While the Company’s holdings will typically be in private companies, the Company expects that, as part of each of the Company’s investment process, these companies will become public reporting companies with their common stock typically being initially quoted on the OTC Market (OTCQB or OTCQX). The Company does not expect the preferred equity of its portfolio companies to be listed or quoted on an exchange or quotation system. The Company does not expect the common stock in its public portfolio companies to initially have an active secondary trading market and, as such, these securities will be illiquid until an active market develops. The Company believe that typically this liquidity will develop in conjunction with a NASDAQ Capital Market or New York Stock Exchange listing, which the Company does not expect to occur until two to four years after the initial investment by the Company is completed, if at all. The Company’s convertible preferred stock instruments will generally provide for conversion upon the portfolio companies’ achievement of certain milestone events, including a NYSE or NASDAQ Capital Market listing for their common stock. However, there can be no assurance that any of the Company’s portfolio companies will obtain either an OTC Market, NYSE or NASDAQ Capital Market listing or, even if a listing is obtained, that an active trading market will ever develop in the securities of any of the Company’s publicly traded portfolio companies.

The Company expects substantially all of the common stock the Company acquires in a portfolio company will be “restricted securities” within the meaning of Rule 144 under the Securities Act (“Rule 144”). As restricted securities, these shares may be resold only pursuant to an effective registration statement under the Securities Act or pursuant to the requirements of Rule 144 or other applicable exemption from registration under the Securities Act, and in accordance with any applicable state securities laws. Typically, the Company will seek to obtain registration rights in connection with its acquisition of equity securities in a portfolio company. As such, the portfolio company will generally be required to file a resale registration statement under the Securities Act to register for resale the shares of common stock the Company has acquired. Notwithstanding such registration rights, the Company will be largely unable to control the timing of completion of any such registration process given external

 pg. 17

factors beyond the Company’s control. Even if a resale registration statement is declared effective, there can be no assurances that the occurrence of subsequent events may not preclude a portfolio company’s ability to maintain the effectiveness of such registration statement. Any of the foregoing items could have adverse effects on the liquidity of the Company’s shares of common stock.

In addition, the SEC has developed guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in PIPE transactions, where the issuer has a market capitalization of less than $75 million and, in general, does not qualify to file a registration statement on Form S-3 to register its securities. The SEC has indicated its position that these smaller issuers may not be able to rely on Rule 415 under the Securities Act (“Rule 415”), which generally permits the offer and sale of securities by selling shareholders on a continued or delayed basis over a period of time, but instead would require that the issuer offer and sell such securities in a direct or "primary" public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer. The Company believes that the SEC in most cases would permit a registration for resale of up to one third of the total number of shares of common stock then currently owned by persons who are not affiliates of such issuer and, in some cases, a larger percentage depending on the facts and circumstances.

SEC staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors. Since the Company’s portfolio companies will have little or no tradable shares of common stock, it is unclear as to how many, if any shares of common stock the SEC will permit the Company’s portfolio companies to register for resale. The SEC may require as a condition to the declaration of effectiveness of a resale registration statement that the Company reduce or “cut back” the number of shares of common stock to be registered in such registration statement. The result of the foregoing is that the liquidity in the common stock of the Company’s portfolio companies may be adversely affected in the event the SEC requires a cut back of the securities as a condition to allow the Company’s portfolio company to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires the Company’s portfolio company to file a primary registration statement.

In the event that an AltaVista Capital Markets, LLC’s portfolio company is unable to register their common stock for resale under the Securities Act, the Company may be able to resell its common stock investments pursuant to an exemption from the registration requirements under the Securities Act if the Company meets the conditions of Rule 144. Rule 144 currently provides that a non-affiliated person (and who has not been an affiliate during the prior three months) may sell all of his/her/its restricted securities in a reporting company beginning six months after purchase, provided the issuer remains current in its reporting obligations during the next six months. However, an affiliated person may sell his/her/its restricted securities beginning six months after purchase, provided the following conditions are met: (i) the issuer is current in its reporting obligations, (ii) all sales are in brokerage transactions, (iii) a Form 144 is filed, and (iv) during every three months the number of shares sold that does not exceed 1.0% of a company's outstanding common stock.

In some cases, the Company may be deemed an affiliate of its portfolio companies based on the Company’s level of stock ownership or the Company’s ability to influence control over its portfolio company. As such, in the absence of an effective registration statement for the Company’s shares, the Company may be limited in the number of shares it may be able to sell in any three months period under Rule 144. This illiquidity may make it difficult for the Company to sell such investments if the need arises. Also, if the Company is required to liquidate all or a portion of its portfolio quickly, the Company may realize significantly less than the value at which it has previously recorded its investments and/or holdings, which may cause the Company to be unable to make interest or dividend payments to the Investor(s) in the agreed to timeline, if even at all.

Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received by the Company in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to a registration statement, may have a depressive effect upon the price of the common stock of the Company’s portfolio companies in any market that may develop.

 pg. 18

Because the Company likely will Not Hold Controlling Equity Interests in its Portfolio Companies, the Company may not be in a Position to Exercise Control Over Such Portfolio Companies or to Prevent  Decisions by Management of such Portfolio Companies that Could Decrease the Value of the Company’s Holdings in the Portfolio Company

Company’s equity holdings will typically be non-controlling, meaning the Company will not be in a position to control the management, operation and strategic decision-making of the companies the Company has holdings in. As a result, the Company will be subject to the risk that a portfolio company it does not control, or in which the Company does not have a majority ownership position, may make business decisions with which the Company disagrees, and the stockholders and management of such a portfolio company may take risks or otherwise act in ways that are adverse to the Company’s interests. Due to the lack of liquidity for the debt and equity holdings that the Company will typically hold in its portfolio companies, the Company may not be able to dispose of its holdings in the event that the Company disagrees with the actions of a portfolio company, and may therefore suffer a decrease in the value of the Company’s holdings.

 pg. 19

RISKS ASSOCIATED WITH THE COMPANY’S WHOLLY OWNED SUBSIDIARY

ALTAVISTA PRIVATE CLIENT, LLC

“REGISTERED INVESTMENT ADVISORY & ASSET MANAGEMENT FIRM”

AltaVista Private Client, LLC Depends on its Ability to Attract and Retain Experienced and Productive Registered Investment Advisors

AltaVista Private Client, LLC expects to derive a large portion of its revenues from fees generated by its Registered Investment Advisors. AltaVista Private Client, LLC’s ability to attract and retain experienced and productive Registered Investment Advisors is planned to contribute significantly to its growth and success, and AltaVista Private Client’s strategic plan is premised upon continued growth in the number of its Registered Investment Advisors. If the AltaVista Private Client, LLC fails to attract new Registered Investment Advisors and to motivate its current Registered Investment Advisors, AltaVista Private Client’s business may suffer.

The market for experienced and producing Registered Investment Advisors is highly competitive, and AltaVista Private Client, LLC shall devote significant resources to attracting and retaining the most qualified Registered Investment Advisors. In attracting and retaining Registered Investment Advisors, AltaVista Private Client, LLC may compete directly with a variety of financial institutions such as regional broker-dealers, banks, insurance companies and crowdfunding companies, as well as Independent Registered Investment Advisors. If AltaVista Private Client is not successful in attracting or retaining highly qualified Registered Investment Advisors, AltaVista Private Client, LLC and/or the Company may not be able to recover the expense involved in attracting and training these Registered Investment Advisors. There can be no assurance that AltaVista Private Client, LLC will be successful in its efforts to attract and retain the Registered Investment Advisors needed to achieve its growth objectives.

AltaVista Private Client’s Financial Condition and Results of Operations may be Adversely Affected by Market Fluctuations and Other Economic Factors

AltaVista Private Client’s financial condition and results of operations may be adversely affected by market fluctuations and other economic factors. Significant downturns and volatility in equity and other financial markets can have an adverse effect on the financial condition and results of AltaVista Private Client, LLC’s operations.

General economic and market factors can affect AltaVista Private Client’s fee revenue. For example, a decrease in market levels can:

•

Reduce new investments by new and existing clients in financial products that are linked to AltaVista Private Client, LLC.

•

Reduce the value of advisory assets, thereby reducing asset-based fee income; and

•

Motivate clients to withdraw funds from their managed accounts, reducing advisory assets under management, which reduces advisory fee revenues and asset-based fee income.

In addition, because a portion of AltaVista Private Client’s expenses are fixed, AltaVista Private Client’s ability to reduce its fees over short periods of time is limited, which could negatively impact AltaVista Private Client’s profitability.

Lack of Liquidity or Access to Capital could Impair the AltaVista Private Client, LLC’s Business and Financial Condition

Liquidity, or ready access to funds, is essential to AltaVista Private Client’s business. AltaVista Private Client, LLC expects to expend significant resources investing in its business, particularly with respect to its technology and client service platforms it maintains with AltaVista Capital Markets, LLC. As a result, reduced levels of liquidity could have a significant negative effect on the AltaVista Private Client, LLC. Some potential conditions that could negatively affect AltaVista Private Client’s liquidity include:

•

Illiquid or volatile markets;

•

Diminished access to debt or capital markets; or

•

Unforeseen cash or capital requirements, adverse legal settlements or judgments

The capital and credit markets continue to experience varying degrees of volatility and disruption. In some cases, the markets have exerted downward pressure on availability of liquidity and credit capacity for businesses similar to AltaVista Private Client, LLC’s. Without sufficient liquidity, AltaVista Private Client, LLC could be required to curtail its operations, and AltaVista Private Client, LLC’s and AltaVista Capital Markets, LLC’s businesses would suffer.

 pg. 20

Regulatory Developments and AltaVista Private Client, LLC’s Failure to Comply with Regulations could Adversely Affect the AltaVista Private Client, LLC’s Business by Increasing AltaVista Private Client, LLC’s Costs and Exposure to Litigation, Affecting AltaVista Private Client, LLC’s Reputation and Making its Business Less Profitable

AltaVista Private Client, LLC’s business is subject to extensive U.S. Regulation and Supervision, including Securities and Investment Advisory Services. The securities industry in the United States is subject to extensive regulation under both Federal and State Laws. AltaVista Private Client, LLC intends to be:

•

A Registered Investment Advisory Firm initially registered in the State of California, with intentions of Registering in all 50 States during the 2016 and 2017 Calendar Year.

•

Shall be a member of Financial Industry Regulatory Authority, Inc. (“FINRA”)

Much of the regulation of Registered Investment Advisors has been delegated to a Self-Regulatory Organization (“SRO”), namely FINRA, who shall be AltaVista Private Client, LLC’s primary regulator for its Financial Advisory and Asset Management business.

The United States Securities and Exchange Commission (“SEC”), FINRA and various U.S. Governmental and Regulatory Authorities continuously review legislative and regulatory initiatives and may adopt new or revised laws and regulations. There can also be no assurance that other Federal or State Agencies will not attempt to further regulate AltaVista Private Client, LLC’s business. These legislative and regulatory initiatives may affect the way in which AltaVista Private Client, LLC conducts its business and may make AltaVista Private Client, LLC’s and AltaVista Capital Markets, LLC’s business model less profitable.

AltaVista Private Client, LLC’s ability to conduct business in the jurisdiction in which it currently operations, or plans to operate in the future, depends upon AltaVista Private Client, LLC’s compliance with the laws, rules and regulations promulgated by Federal Regulatory Bodies and the Regulatory Authorities in each of these jurisdictions. AltaVista Private Client, LLC’s ability to comply with all applicable laws, rules and regulations is largely dependent on its establishment and maintenance of compliance, audit and reporting systems and procedures, as well as its ability to attract and retain qualified compliance, audit and risk management personnel. While AltaVista Private Client, LLC has adopted policies and procedures reasonably designed to comply with all applicable laws, rules and regulation, these systems and procedures may not be fully effective, and there can be no assurance that regulators or third parties will not raise material issues with respect to AltaVista Private Client, LLC’s or AltaVista Capital Markets, LLC’s Management’s, past or future compliance with applicable regulations.

AltaVista Private Client’s profitability cold also be affected by rules and regulations that impact the business and financial communities generally, and, in particular, AltaVista Private Client, LLC’s Advisors’ Clients’, including changes to the laws governing taxation (including the classification of Independent Contractor status of AltaVista Private Client, LLC’s Advisors), electronic commerce, privacy and data protection. Failure to comply with rules and regulations could subject the AltaVista Private Client, LLC to regulatory actions or litigation, and it could also have a material adverse effect on AltaVista Private Client, LLC’s or AltaVista Capital Markets, LLC’s business, results of operations, cash flows or financial condition.

 pg. 21

RISKS ASSOCIATED WITH THE COMPANY’S WHOLLY OWNED SUBSIDIARY

ALTAVISTA SECURITIES, LLC

“BROKER DEALER FIRM”

AltaVista Securities, LLC Depends on its Ability to Attract and Retain Experienced and Productive Securities Brokers

AltaVista Securities, LLC expects to derive a large portion of its revenues from commissions and fees generated by its Securities Brokers. AltaVista Securities, LLC’s ability to attract and retain experienced and productive securities brokers is planned to contribute significantly to its growth and success, and AltaVista Securities, LLC’s strategic plan is premised upon continued growth in the number of its securities brokers. If AltaVista Securities, LLC fails to attract new securities brokers and to motivate its current securities brokers, AltaVista Securities, LLC’s business may suffer.

The market for experienced and producing securities brokers is highly competitive, and AltaVista Securities, LLC shall devote significant resources to attracting and retaining the most qualified securities brokers. In attracting and retaining securities brokers, AltaVista Securities, LLC may compete directly with a variety of financial institutions such as regional broker-dealers, banks, insurance companies and crowdfunding companies, as well as independent broker-dealers. If AltaVista Securities, LLC is not successful in attracting or retaining highly qualified securities brokers, AltaVista Securities, LLC may not be able to recover the expense involved in attracting and training these securities brokers. There can be no assurance that AltaVista Securities, LLC will be successful in its efforts to attract and retain the securities brokers needed to achieve its growth objectives.

AltaVista Securities, LLC’s Financial Condition and Results of Operations may be Adversely Affected by Market Fluctuations and Other Economic Factors

AltaVista Securities, LLC’s financial condition and results of operations may be adversely affected by market fluctuations and other economic factors. Significant downturns and volatility in equity and other financial markets could have an adverse effect on AltaVista Securities, LLC’s financial condition and results of operations.

General economic and market factors can affect AltaVista Securities, LLC’s commission and fee revenue. For example, a decrease in market levels can:

•

Reduce new investments by both new and existing clients in financial products that are linked to the AltaVista Securities, LLC, or any regulated market or OTC market that AltaVista Securities, LLC has operations.

•

Reduce trading activity, thereby affecting AltaVista Securities, LLC’s brokerage commissions

•

Motivate clients to withdraw funds from Investments, or ceasing to make new investments, which reduces securities brokerage fees and commissions.

Regulatory Developments and AltaVista Securities, LLC’s Failure to Comply with Regulations Could Adversely Affect its Business by Increasing the Costs and Exposure to Litigation, Affecting its Reputation and making its Business Less Profitable

AltaVista Securities, LLC’s Broker-Dealer Business is subject to extensive U.S. Regulation and Supervision. The securities industry in the United States is subject to extensive regulation under both Federal and State Laws. AltaVista Securities, LLC intends to:

•

Register as a Broker-Dealer initially in the State of California. The Firm plans to be registered as a Broker-Dealer in all 50 States, and the District of Columbia, Puerto Rico and the U.S. Virgin Islands in the next twelve months.

•

Be a Member of Financial Industry Regulatory Authority, Inc. (“FINRA”)

Much of the regulation of Broker-Dealers has be delegated to Self-Regulatory Organizations (“SROs”), namely FINRA and the Municipal Securities Rulemaking Board (“MSRB”). The primary regulator for AltaVista Securities, LLC is FINRA.

The United States Securities and Exchange Commission (“SEC”), FINRA and other U.S. Governmental or Regulatory Authorities continuously review legislative and regulatory initiatives and may adopt new or revised laws and regulations. There can also be no assurance that other federal or state agencies will not attempt to further regulate AltaVista Securities, LLC’s business. These legislative and regulatory initiatives may affect the way in which AltaVista Securities, LLC conducts its business and may make its business model less profitable.

 pg. 22

AltaVista Securities, LLC’s ability to conduct business in the jurisdictions in which it currently operates, and plans to operate in the future, depends on its compliance with the laws, rules and regulations promulgated by Federal Regulatory Bodies and the Regulatory Authorities in each of these jurisdictions. AltaVista Securities, LLC’s ability to comply with all applicable laws, rules, and regulations is largely dependent on its establishment and maintenance of compliance, audit and reporting systems and procedures, as well as its ability to attract and retain qualified compliance, audit and risk management personnel. While AltaVista Securities, LLC has adopted policies and procedures pre-operations that are reasonably designed to comply with all applicable laws, rules and regulations, these systems and procedures may not be fully effective, and there can be no assurance that Regulators or third parties will not raise material issues with respect to AltaVista Securities, LLC’s, or AltaVista Capital Markets, LLC’s Management’s, past or future compliance with applicable regulations.

AltaVista Securities, LLC’s potential profitability could also be affected by rules and regulations that impact the business and financial communities generally and, in particular, AltaVista Securities, LLC’s securities brokers’ clients, including changes to the laws governing taxation, electronic commerce, privacy and data protection. Failure to comply with new rules and regulations, including, but not limited to, rules and regulations that may arise pursuant to the JOBS Act of 2012 and the Dodd-Frank Wall Street Reform and Consumer Protection Act that continue to be introduced, could subject AltaVista Securities, LLC to regulatory actions or litigation, and it could have a material adverse effect on AltaVista Securities, LL’sC and AltaVista Capital Markets, LLC’s business, results of operations, cash flows or financial condition.

AltaVista Securities, LLC is subject to Various Regulatory Capital Requirements, which, if not Complied With, could Result in the Restriction of the Ongoing Conduct, Growth, or Even Liquidation of Parts of AltaVista Securities, LLC’s or AltaVista Capital Markets, LLC’s Business

The SEC, FINRA and other Regulatory Bodies have extensive rules and regulations with respect to capital requirements. As a Registered Broker-Dealer, AltaVista Securities, LLC is subject to Rule 15c3-1 (“Uniform Net Capital Rule”) under the Securities Act of 1934, as amended (the “Exchange Act”), and related Self-Regulatory Organization requirements. The Uniform Net Capital specifies minimum capital requirements that are intended to ensure the general soundness and liquidity of Broker-Dealers. AltaVista Securities, LLC’s ability to withdraw capital may be restricted due to “Net Capital Requirements”, which in turn could limit AltaVista Securities, LLC’s ability to repay debt or make distributions to Shareholders. A large operating loss or charge against Net Capital could adversely affect AltaVista Securities, LLC’s ability to expand or even maintain its present levels of business.

AltaVista Securities, LLC Operates in an Intensely Competitive Industry, which could cause it to Lose Securities Brokers and their Assets, thereby Reducing its Revenues and Net Income

AltaVista Securities, LLC is subject to competition in all aspects of its business, including competition for securities brokers and their clients, from:

•

Asset Management Firms;

•

Commercial Banks and Thrift Institutions;

•

Insurance Companies;

•

Other Clearing / Custodial Technology Companies; and

•

Brokerage and Investment Banking Firms

Many of AltaVista Securities, LLC’s competitors have substantially greater resources than that of AltaVista Securities, LLC, and may offer a broader range of services, including financial products, across more markets. Some operate in a different regulatory environment than that of AltaVista Securities, LLC, which may give them certain competitive advantages in the services they offer. If AltaVista Securities, LLC fails to attract highly qualified securities brokers, or securities brokers leave AltaVista Securities, LLC to pursue other opportunities, AltaVista Securities, LLC could face significant decline in market share, commission and fee revenues and net income. If AltaVista Securities, LLC is required to increase its anticipate payout of commissions and fees to its securities brokers in order to remain competitive, AltaVista Securities, LLC’s net income could be significantly reduced.

 pg. 23

ITEM 4.    DILUTION

An early-stage limited liability company typically sells its membership units (or grants options over its membership units) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their membership units than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each membership unit of the same type is worth the same amount, and the new investor has paid more for the membership units than earlier investors did for theirs.

The following table sets forth, as of the date of this Registration Statement, the number of Membership Units (the “Shares”) owned of record and beneficially by Managing Partners, Directors and persons who hold 5% or more of the outstanding Membership Units of the Company.  Also included are the shares held by all Managing Partners and directors as a group. The Company was formed as a California Limited Liability Company in November of 2015. Upon its formation, the Company issued 100% of its issued Membership Units (1,000 Membership Units) to:

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. Koorosh “Danny” Rahimi Managing Partner AltaVista Capital Markets, LLC The Indigo Building 4050 Glencoe Avenue, Suite 210 Marina Del Rey, CA 90292	Membership Units: 250 Units (25%) Certificates: Zero	Membership Units: 250 Units (25%) Certificates: Zero
Synergistic International Asset Mgt. Shareholder C/O: AltaVista Capital Markets, LLC The Indigo Building 4050 Glencoe Avenue, Suite 210 Marina Del Rey, CA 90292	Membership Units: 250 Units (25%) Certificates: Zero	Membership Units: 250 Units (25%) Certificates: Zero
Del Rey Holdings, LLC Shareholder C/O: AltaVista Capital Markets, LLC The Indigo Building 4050 Glencoe Avenue, Suite 210 Marina Del Rey, CA 90292	Membership Units: 250 Units (25%) Certificates: Zero	Membership Units: 250 Units (25%) Certificates: Zero
Eighty Six Eighty Nine, Ltd. Shareholder C/O: AltaVista Capital Markets, LLC The Indigo Building 4050 Glencoe Avenue, Suite 210 Marina Del Rey, CA 90292	Membership Units: 250 Units (25%) Certificates: Zero	Membership Units: 250 Units (25%) Certificates: Zero

Future Dilution

The Company, for business purposes, may from time to time issue additional Membership Units, which may result in dilution of existing Membership Unit Holders. Dilution is a reduction in the percentage of a Membership Unit caused by the issuance of new Membership Units of the Company. Dilution can also occur when holders of Membership Unit options (such as company employees) or holders of other optionable securities exercise their options. When the number of Membership Units outstanding increases, each existing Membership Unit Holder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing Membership Units by reducing the Membership Unit’s earnings per Membership Unit. There is no guarantee that dilution of the Company’s Membership Units will not occur in the future.

 pg. 24

ITEM 5.    PLAN OF DISTRIBUTION

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 200,000 Certificates, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Certificates are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases Certificates in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

The Certificates to be offered with this proposed offering shall be offered by: Mr. Koorosh “Danny” Rahimi, the President and Managing Partner of the Company. The Company does not anticipate engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Certificates for the Company.

In order to subscribe to purchase the Certificates, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to AltaVista Capital Markets, LLC. and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Company’s Partners reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, the Company expects to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Certificates, these materials will not give a complete understanding of this Offering, the Company or the Certificates, and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Certificates.

 pg. 25

ITEM 6. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $20,000,000 from the sale of Certificates in this Offering.  The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company’s Partners in the best interests of the Company.

A.

Sale of Company Certificates

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Notes	$19,982,400	99.91%	N/A	N/A

B.

Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses (1) (2)	$17,600	0.09%	N/A	N/A

Footnotes:

1)

We are offering a maximum of 200,000 Certificates at the price indicated

2)

We expect to incur offering and registration expenses:

a.

New York: $1,200

b.

Florida: $1,000

c.

Illinois: $400

3)

Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $15,000 USD. Any costs above $15,000 will be paid by the Executives of the Company.

4)

The Certificates will be offered on a “best-efforts” basis by Mr. Koorosh “Danny” Rahimi the President and Managing Partner of the Company. The Certificates also may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Certificates. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Membership Units with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular.

5)

The Certificates are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 Offerings, with an option to amend the Offering to Regulation A Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. Should the Company choose to execute its option to amend this Offering to a Regulation A Tier 2 Offering, the Company may also choose to increase the Offering from $20 Million USD to $50 Million USD. The Certificates will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

 pg. 26

Use of Investment Funds Schedule:

USE OF INVESTMENT FUNDS	DOLLAR TOTAL	PERCENTAGE TOTAL
Costs of Offering	$17,600	0.088%
Investment Operations	$19,982,400	99.912%

 pg. 27

ITEM 7. DESCRIPTION OF BUSINESS

A.

ALTAVISTA CAPITAL MARKETS, LLC

AltaVista Capital Markets, LLC is a Residential and Commercial Real Estate Investments Company, a Nanocap and Microcap Emerging Growth Company Investments Holding Company, and a Financial Services Holdings Company for wholly owned subsidiaries of the Company. The wholly owned subsidiaries of the Company operate in the Financial Services Industry and provide an integrated platform of Alternative Securities and Alternative Investments Brokerage, Technology, and Investment Advisory Services to Institutional and Private Investors across the country, enabling each to successfully analyze and investment in Alternative Securities and Alternative Investments.

The AltaVista Capital Markets, LLC’s wholly owned subsidiaries are as follows:

•

AltaVista Private Client, LLC:

o

Currently filings as a Multi-State Registered Investment Advisory Firm (FINRA CRD: _________)

o

California Limited Liability Company

o

PRIMARY FOCUS: Investment Advisory and Asset Management

o

SECONDARY FOCUS: Underwriting Regulation A, Regulation D and Intra-State Exempt Securities Offerings.

o

AGENT LICENSES: Series 66 or Series 65

•

AltaVista Securities, LLC:

o

Currently filing as a California and New York State Broker Dealer (FINRA CRD: ____________)

o

California Limited Liability Company

o

FOCUS: Sale of Alternative Securities and Alternative Investments to Institutional Investors or through the Registered Investment Advisory Network. Sale of Alternative Securities and/or Alternative Investments in State’s in which the Company is registered as a Broker Dealer.

o

Anticipates in registered in all 50 States as a Broker Dealer in 2016 & 2017

o

AGENT LICENSES: Series 7

•

AltaVista Capital Markets International Limited:

o

Bermuda Stock Exchange Listing Sponsor & Trading Member

o

NASDAQ OMX Certified Advisor

o

International Asset Manager

o

Bermuda Limited Liability Company

o

FOCUS: International Investment Advisory, International Asset Management & International Investment Banking

 pg. 28

B.

ALTAVISTA CAPITAL MARKETS, LLC – COMMERCIAL & RESIDENTIAL REAL ESTATE OPERATIONS

AltaVista Capital Markets, LLC focuses on acquiring, renovating, leasing and operating residential single-family homes, residential multi-family homes, multi-family apartment homes and small commercial properties. AltaVista Capital Markets, LLC intends to become a leader in the small residential and small commercial rental industry by aggregating a geographically diversified portfolio of high quality small residential and small commercial properties, and developing “AltaVista Capital Markets Real Estate Management” into a nationally recognized brand that is well-known for quality, value and tenant satisfaction, and is well respected in each community the Company occupies. The Company’s objective is to generate attractive, risk-generated returns for the Company through long-term lease income and asset appreciation.

AltaVista Capital Markets, LLC intends to use a portion of the net proceeds of this offering, and concurrent private placements, to continue to acquire and renovate small residential and small commercial properties, and to repay any indebtedness that the Company expects to incur in the future. In addition to the Company’s single-family and multi-family properties, the Company also may seek to invest in condominium units, townhouses and real estate-related debt investments, including the acquisition of “performing” and “non-performing” real estate debt notes. The Company’s investments may be made directly or through investment vehicles with third-party investors. In addition to individual property purchases, the Company may pursue bulk acquisitions from financial institutions, government agencies and competitors.

Residential Real Estate Operations:

Residential housing is the largest real estate asset class in the United States with a size of approximately $27.5 Trillion U.S. Dollars in 2015, according to Zillow. Historically, according to the U.S. Census Bureau, approximately one-third of this asset class has been rented and single-family homes currently comprise roughly one-third of all residential rental housing. While a large and growing asset class, single-family rental properties have historically been managed by relatively small-scale, “mom and pop” owner-operators or by a limited number of local and regional property management organizations. More recently, the ownership profile of single-family rental properties has shifted to larger investors and national owner-operators, seeking to efficiently acquire larger numbers of homes at distressed values, generate attractive rental cash flow streams and benefit from any potential home price appreciation.

While many investment firms chose to enter the Real Estate Investment Market during the recession, the Company chose to wait until a market recovery was upon us. The Overall cumulative value of all homes in the United States at the end of 2015 was approximately $28.5 Trillion, which is up almost $1.1 Trillion, an increase of 4.1% over the previous year. Gains were calculated by measuring the difference between cumulative home values as of the end of 2014 and anticipated home values at the end of 2015.

U.S. Renters paid a record of $535 Billion Dollars in 2015! Americans shelled out nearly $20 Billion more in rent in 2015 than in 2014 as people around the country set up 1.8 million new renter households and median monthly rents rose at a record pace. In all, renters spent $535 billion in rent in 2015 – nearly as much as the total budget of the Department of Defense ($575 Billion), according to a new Zillow rentals analysis. In 2015, renters spent $516 Billion.

Residential Real Estate Growth Strategies:

The Company’s primary objective is to generate attractive risk-adjusted returns for the Company and the Company believes this objective can be achieved by following the below strategies:

•

Secure early-mover advantage and position as a dominant owner / operator of residential properties: Until recently, the residential acquisition and rental market has been extremely fragmented, comprised primarily of private and individual property developers and investors in local markets. Until recently, there have been no large-scale, national market owners / operators in the “acquisition, renovation and rental market” due primarily to the challenge of efficiently scaling acquisition, renovation management and lease management of many individual homes, let alone homes that require remodel or renovation. With an unprecedented opportunity to acquire single-family homes at attractive prices, with an over saturated marketplace of qualified renters that do not qualify to purchase a home due to strict mortgage loan restrictions, the Company intends to leverage its expertise and experience in rapidly building an institutional-quality, professionally managed business.

•

Employ a robust and disciplined property acquisition process. The Company has established the “AltaVista Capital Markets Acquisition and Renovation Platform” to acquire high quality residential properties. The AltaVista Capital Markets Acquisition and Renovation Platform is designed for in-house full-time personnel to be dedicated to identifying, evaluating, inspecting and acquiring homes throughout the United States. The Company will primarily

 pg. 29

acquire properties at foreclosure auctions, through broker sales (primarily multiple listing service, or MLS, and short sales) and through estate sales. The Company may source property acquisition opportunities through portfolio (or bulk) sales from government agencies, financial institutions and competitors.

•

Assemble a geographically diversified portfolio: The Company will be focusing on acquiring residential properties in selected submarkets, with an emphasis of acquisition of an undervalued property in need of repairs, with an emphasis on achieving critical mass within each target market selected. The Company will continually evaluate potential new markets where it may make investments and establish operations as opportunities emerge. The Company will select its markets based on steady population growth, strong rental demand and a high level of distressed sales of homes that can be acquired below replacement cost, providing for attractive potential yields and capital appreciation.

•

Efficiently manage and operate properties: Building on the experience of the executive team, the Company will utilize a management style that is based off the case study of the “self-storage industry”. The Company believes the key to efficiently managing a large number of relatively low-cost properties is to strike the appropriate balance between “centralization” and “decentralization”. We will utilize in-house property management as much as possible for Company properties in as many markets as the Company believes it is economical to do so.

•

Establish a nationally recognized brand of quality residential rental properties: The Company will strive to establish “AltaVista Capital Markets Real Estate Management” as a nationally recognized brand because the Company believes that establishing a brand well-known for quality, value and tenant satisfaction will help attract and retain tenants and qualified personnel, as well as support higher rental rates.

Small Commercial Real Estate Operations:

AltaVista Capital Markets, LLC intends to acquire Class C small commercial real estate assets in key emerging submarkets throughout the United States, primarily in locations the Company believes that the target real estate asset has strategic advantages compared to neighboring submarkets. The Company will then renovate or develop each class C real estate asset to a Class A or Class B small commercial real estate asset, and stabilize each asset with long-term leases and provide management for each asset.

The Company’s primary goal for its Commercial Real Estate operation is to deliver a steady stream of high quality, adaptable and productive small commercial work environments for the wide range of industries attracted to the vibrant economic centers throughout the United States.

The Company plans to increase this asset base annually via acquisition, purchasing a variety of Class C small commercial properties that meet the Company’s “post redevelopment” standards for quality, location, amenities and the potential for increased long-term lease and appreciation, all near what the Company considers to be “cyclically low prices”.

When market conditions support it, the Company will look toward new development, where the Company will control the location, design and amenities of the properties it adds to the portfolio. Such control can often produce a more appealing and functional property for tenants and a better outcome for the Company’s revenues and growth.

The Company will maintain and active, multi-year development program, focusing on economically dynamic locations where anticipated long-term demand is strong, supply is habitually limited and barriers to entry are formidable. Typically, this will mean the top coastal submarkets that offer both a vibrant economic backdrop for businesses and a unique quality of life for their employees.

The Company believes that a number of factors will enable it to achieve its commercial real estate business objectives, including (i) the opportunity to lease small commercial real estate at attractive rates due to an increased demand and the present lack of new construction for small commercial real estate in most submarkets throughout the United States; (ii) the presence of distressed sellers and inadvertent owners (through foreclosure or otherwise) of small commercial properties; (iii) quality and location of the properties; and (iv) the limited availability to competitors of capital for financing development, acquisitions or capital improvements.

Acquisition Strategies: The Company will seek to increase its cash flow and shareholder value by acquiring Class C small commercial real estate properties for development or redevelopment, that: (i) have the potential to provide attractive yields with significant potential for growth in cash flow from property operations and value growth through appreciation, (ii) are strategically located, in high quality and have the ability to be competitive in their respective submarkets; (iii) are located in submarkets where the demand for Class A and Class B small commercial real estate space exceeds available supply; or (iv) are existing Class A or Class B small commercial real estate properties that have been under-managed or are otherwise capable of improved performance through intensive management and leasing that will result in increased occupancy and rental revenues.

 pg. 30

Commercial Real Estate Classes:

Class A: The highest-quality on the market is considered Class A. These spaces are generally newly constructed or renovated, and have been outfitted with “top-of-the-line” fixtures, amenities and systems. Class A buildings are usually aesthetically pleasing, as they reside in high-visibility locations, such as a metropolitan’s central business district. These spaces are normally maintained by reputable property management companies that keep them looking impeccable.

Height is another common characteristic of Class A buildings. Many high-rises are considered Class A buildings, and the offices inside these structures tend to have higher ceilings as well. A large central lobby is also typical in such superior spaces.

Class A rates are typically higher than the city’s average rent, and tenants’ concessions are rare. This is because premier Class A space is competitively sought-after by some of the most well-known and largest firms in the country. These spaces are popular among banking, real estate and law firms.

Class B: The “average office space”. These buildings don’t usually contain the same high-quality fixtures, architecture and lobbies as Class A space, but they are generally nice buildings with fully functional facilities.

Their locations, building systems and property managers are described as average to above average. Therefore, Class B space tends to command average market rent. The majority of Class B buildings are less than four stories tall, and are often found in the suburbs of on the outskirts of large financial districts.

Another consideration that separates Class A and B buildings is age. Many Class B buildings are a little older, and may be experiencing minimal deterioration or breakdown. Some buildings start out with a Class A grade, but are downgraded after ten years or so once signs of wear and tear become apparent.

Class C: These are the poorest quality structures on the market. They tend to be located in the least desirable areas of town, and are usually in need of major repairs and renovations. This is likely to be due to the building’s age, as Class C properties are generally more than twenty years old.

Some Class C properties remain occupied, commanding lower rental rates and attracting tenants with smaller operations who cannot afford nicer spaces or who do not need to reside in the central business areas of town. Other Class C buildings are sold as rehabilitation or redevelopment opportunities.

With some improvements and repairs a Class C can be upgraded to a Class B, and in some circumstances, a Class A building status.

 pg. 31

C.

ALTAVISTA CAPITAL MARKETS, LLC – NANOCAP & MICROCAP EMERGING GROWTH COMPANY HOLDINGS

The Investment Objective:

The Company will act as a Private Equity Capital Partner to select early stage and growth stage companies seeking qualification under SEC Regulation A+ Tier II. The Company invests into each portfolio company in the form of a “convertible debt”, for the purpose of completing a Regulation A+ Tier II qualification, initial capitalization of the company, and to promote the Offering with a Licensed Broker Dealer. The initial investments range from $50,000 to $1,000,000, generally under Regulation A+ Tier I (the Company reserves the right to invest pursuant a Regulation D in select circumstances).

The Company will seek appreciation of capital combined with income in pre-OTCQB and pre-OTCQX eligible companies that the Company believes will be NASDAQ or NYSE listing criteria within 2-5 years. The Company will pursue this objective by investing in Common Stock, Convertible Preferred Stock and Convertible Debt Securities of select Regulation A+ Tier II companies that meet the OTCQB and/or OTCQX listing criteria. The Company shall give individual investors the opportunity to invest in a diverse selection of pre-OTCQB and/or pre-OTCQX IPOs that may not otherwise be accessible to individuals acting alone.

Access to Hot Issuers:

Due to intense demand for a limited number of shares of certain “hot issuers”, or the inability to find “value added investments with an opportunistic return potential”, individual investors acting along may have difficulty obtaining shares of pre-OTCQB and/or pre-OTCQX issuers who have realistic potential of becoming traded on the NASDAQ or NYSE within no greater than five years.

Follow-on Investments are determined by the Company’s Managing Members:

Follow-on Investment Objectives ($50,000 to $5,000,000)

•

The Company will focus on investing the proceeds from this offering into a diversified portfolio of value-added and opportunistic early and growth stage companies. The Company will target varying risk profiles including:

▪

Value-added opportunities (Internal Rate of Return ranging between 25% to 40%+)

▪

Opportunistic opportunities (Internal Rate of Return ranging from 40% to 50%+)

Balance of Investment Risk

In addition to an investment portfolio focusing on diversified early and growth stage company Investments, the Company intends to assemble a portfolio of Alternative Investments that reflects a balance of risk profiles by targeting a mix of value-added and opportunistic investments.  This strategy is designed to generate opportunistic returns through new asset creation, while mitigating risk through partnerships with operating partners.  As a result, the Company’s Managing Members believe that the Company will have the potential to generate returns that adequately compensate investors for the risk assumed.

 pg. 32

Value-Added Opportunities

The Company will focus on making Alternative Investments that enable it to capitalize on value-added transactions.  Value-Added is defined as the process of changing or transforming a product from its original state to a more valuable state.  These types of investments involve companies that are not performing at their full potential and where the game plan is to bring to bear the talent and experience of an operating partner to increase the company's value and thus investment returns to investors.  Examples of value-added investments include:

•

Expansion;

•

Renovation of old assets

•

Acquisition of producing Assets

•

Re-positioning market strategies

These types of investments involve more risk because of the uncertainty of the success of the value-added projects, and thus strive for higher returns.  Typical value-added returns range between 25-40% per annum, over the life of the investment.

Opportunistic Opportunities

The Company will also focus on making opportunistic Alternative Investments to boost returns and leverage the financial capabilities of the company.  Opportunistic investments are available through company, industry and market inefficiencies.

Opportunistic investments will include:

•

Investing into a company valued below market prices and receiving a larger equity position than what would be considered standard;

•

Investing in an already cash flowing company for below market value that can provide cash flow into the company.

•

Providing capital for upgrades or improvements that increase the asset value over historical averages.

These types of investments require an experienced operating partner and financial partner.  AltaVista Capital Markets, LLC prides itself in understanding each target market and capitalizing on the experience of each operating partner.  The Company plans to execute opportunistic investments that reward it for higher risk investments.  Typical opportunistic investment returns range above 50% per annum.

 pg. 33

Exiting Investment Strategy:

As an integral part of the Company’s initial investment, the Company intends to partner with and help prepare its portfolio companies listed on the OTCQB or OTCQX (http://www.OTCMarkets.com) to become public and meet the governance and eligibility requirements of a NASDAQ Capital Market listing. Because the Company believes that the initial public offering (“IPO”) market is virtually non-existent for Nanocap and Microcap companies, the Company intends that its portfolio of companies will “go public” initially through the filing of a Regulation A+ Tier II registration statement under the Securities Act or the Exchange Act. The Company intends to invest in each of its portfolio Nanocap and Microcap companies, and list each portfolio company on the OTCQB or OTCQX. The Company believes a number of these companies may become public through an S-1 or Form 10 registration statement with the U.S. Securities and Exchange Commission (“SEC”) instead of a Regulation A+ Tier II Registration. These registration statements will typically take the form of a resale registration statement filed by a portfolio company under the Securities Act coupled with a concurrent registration of the portfolio company’s common stock under the Exchange Act, or alternatively a stand-alone registration statement registering the common stock of a portfolio listed company under the Exchange Act without a concurrent registered offering under the Securities Act.

While the Company expects the common stock of its portfolio companies to be quoted on the Over-the-Counter Securities Market (the OTCQB or OTCQX) following the completion of the portfolio company’s initial investment from the Company, the Company intends to target investments in portfolio companies that it believes will be able to qualify for a NASDAQ Capital Market listing within approximately one to four years after completion listing and Initial Public Offering on the OTCQB or OTCQX. The Company can provide no assurance, however, that the Nanocap and/or Microcap companies in which it invests and lists for Initial Public Offering on the OTCQB or OTCQX will be able to successfully complete the SEC registration process, or that they will be successful in obtaining a listing on the OTCQB, OTCQX or the NASDAQ Capital Market within the expected timeframe, if at all.

The Company intends to maximize its potential for capital appreciation by taking advantage of the premium it believes is generally associated with having a more liquid asset, such as a publicly traded security. Specifically, the Company believes that a NASDAQ Capital Market listing, if obtained, will generally provide the Company’s portfolio companies with greater visibility, marketability, and liquidity than they would otherwise be able to achieve without such a listing. Since the Company intends to be a more patient investor, the Company believes that its Portfolio companies may have an even greater potential for capital appreciation if they are able to demonstrate sustained earnings growth and are correspondingly rewarded by the public markets with a price-to-earnings (P/E) multiple appropriately linked to earnings performance. The Company can provide no assurance, however, that the Nanocap or Microcap companies in which the Company may invest will be able to achieve such sustained earnings growth necessary, or that the public markets will recognize such growth, if any, with an appropriate market premium.

 pg. 34

D.

ALTAVISTA CAPITAL MARKETS, LLC’s WHOLLY OWNED SUBSIDIARY – ALTAVISTA PRIVATE CLIENT, LLC (REGISTERED INVESTMENT ADVISOR & ASSET MANAGER)

Investment Advisory Services of AltaVista Private Client, LLC:

AltaVista Private Client, LLC provides both “Traditional Investment Advisory” and “Alternative Securities Investment” Investment Advisory Services to Investor Clients and Issuer Clients; as well as Financial Planning for Investor Clients. AltaVista Private Client, LLC works on a contractual basis with all clients to clearly outline the mutually agreed upon services to be offered.

The Firm first conducts an interview with a prospective Investor and Issuer Client, in some cases using a standard questionnaire, to assist in determining a client’s needs, goals and general risk tolerance.

If an Investor Client wishes to engage the Firm / Adviser for Investment Advisory Services for Traditional Investments, Alternative Securities Investment Advisory and/or for Financial Planning Services, a services agreement will be executed by both parties that clearly outlines the mutually agreed upon Financial Advisory Services to be offered. The Agreement must determine what risk tolerance the client is able to withstand. The level of risk a client agrees to will primarily dictate which portfolio of traditional investment securities, and / or what Alternative Investment Securities the Adviser will advise the client about. In addition to the risk profile, clients may also be provided an investment policy statement which further confirms the agreed upon allocation and outlines the roles each party will play. AltaVista Private Client, LLC at this time will not be establishing any types of discretionary or non-discretionary accounts for any clients, though AltaVista Private Client, LLC is currently in the process of establishing an operating procedure for the inclusion of both non-discretional and discretionary Investor Accounts. Unless the services are clearly outlined in the signed agreement, AltaVista Private Client, LLC cannot be held responsible nor be expected to offer advice or input on anything outside the scope of the agreement. AltaVista Private Client, LLC is not a law firm or a CPA Firm. Therefore, AltaVista Private Client, LLC does not offer any tax or legal advice. AltaVista Private Client, LLC strongly recommends that each client discuss all aspects of any plan with their CPA or attorney before implementing it. The implementation of any planning discussed with the client it at the sole discretion of the client.

AltaVista Private Client, LLC’s Financial Advisory Service to Investor Clients and Issuer Clients will be solely in regards to the following types of Securities:

▪

Exchange Listed Securities

▪

Municipal Securities

▪

Variable Life Insurance

▪

Variable Annuities

▪

Mutual Fund Shares

▪

U.S Government Securities

▪

Options Contracts

▪

Private Corporate Debt Securities

▪

Regulation D Securities

▪

Regulation A Securities

▪

Certain Intra-State Exempt Securities

▪

Oil and Gas Interests

▪

Certain Real Estate Investments

▪

Certain over-the-counter securities

▪

Foreign Issuers

▪

Fixed Income Investment Certificates of Deposit

▪

Private Placements

▪

Mortgage Loans

▪

Life Settlement

By their nature, financial planning services for Investors must be based on each client’s individual needs to have any useful validity. As AltaVista Private Client, LLC does not “currently” manage accounts, an Investment Adviser of AltaVista Private Client, LLC can only make recommendations that the Adviser feels are in the client’s own best interest, based on an individual’s

 pg. 35

stated and/or established, individual needs, goals, risk tolerance and investment time horizon. The firm seeks to establish this personal dimension through a careful, fact-finding interview and series of discussions with each client.

As Investment clients make investments from their own accounts at their own direction, and that AltaVista Private Client, LLC is not a manager of accounts (no fiduciary controls), there is no restrictions that need to be imposed. As stated in the AltaVista Private Client, LLC Brochure, AltaVista Private Client, LLC is moving towards offering both “discretionary” and “non-discretional” accounts to Investors, and accordingly, when the Firm chooses to make this change, this section of AltaVista Private Client, LLC’s Brochure will be updated, and an updated copy will be mailed to all Client’s of AltaVista Private Client, LLC.

AltaVista Private Client, LLC’s Sources of Revenue:

AltaVista Private Client, LLC’s revenues are derived primarily from fees from products and advisory services offered by AltaVista Private Client, LLC’s Registered Investment Advisors. These fees are based on either a percentage of assets under management, hourly charges, or fixed fees for comprehensive financial plans.

Financial planning fees are negotiable. Investment Management fees are only negotiable when out of state travel is involved. Upon engagement of AltaVista Private Client, LLC’s services, AltaVista Private Client, LLC’s Clients receive and are asked to sign a “Letter of Agreement” outlining the fee schedule.

An introductory meeting, which may be by telephone or in person, is free of charge and is an exploratory interview to determine to the extent to which of AltaVista Private Client, LLC’s Financial Planning and Investment Management services may be beneficial to the Client.

AltaVista Private Client, LLC’s Comprehensive Financial Planning Services and Fees

A Financial Plan is designed to help the Client with all aspects of Financial Planning.

The Financial Plan may include, but is not limited to: a net worth statement, a cash flow statement; a review of investment accounts including reviewing asset allocation and providing repositioning recommendations, strategic tax planning, a review of insurance policies and recommendations for changes (if necessary), one or more retirement scenarios, estate planning review and recommendations, and education planning with funding recommendations.

Detailed Investment Advice and specific recommendations may be provided as part of a financial plan. Implementation of the recommendations is at the discretion of the Client.

Financial Plans are priced according to the degree of complexity associated with the Client’s situation. The fee for a financial plan is predicated upon the facts known at the start of the engagement. The typical fee range is $3,000 to $6,000. Since Financial Planning is a discovery process, situations occur wherein the Client is unaware of certain financial exposures or predicaments. In the event that the Client’s situation is substantially different than disclosed at the onset of the engagement, a revised fee will be provided for mutual agreement. The Client must approve the change of scope in advance of the additional work being performed when a fee increase is necessary.

Fees for Financial Plans are billed upon delivery of the Financial Plan.

After delivery of a Financial Plan, Clients can continue to engage AltaVista Private Client, LLC on an hourly basis at the rate of $200 per hour or for a fixed fee.

Alternative Securities Financial Review or Consultation (Investors)

For client’s desiring on a Financial Review or Consultation about a portfolio of Alternative Securities, or a Consultation about a potential purchase of Alternative Securities, the Firm charges a maximum charge of $200 per hour, charged in six minute increments. A qualified Principal of AltaVista Private Client, LLC has the ability to authorize a lower hourly fee.

 pg. 36

Offering of Alternative Securities (Issuer)

For an Issuer Clients desiring a Consultation for a potential or current Alternative Securities Offering, the Firm charges a maximum fee of $350 per hour, charged in six minute increments. A qualified Principal of AltaVista Private Client, LLC has the ability to authorize a lower hourly fee.

Investment Management Services and Fees

AltaVista Private Client, LLC requires all of its Clients to sign an “Investment Advisory Agreement” outlining all aspects of Investment Management Services and Fees.

The Goals and Objectives for each Client’s Investment Portfolio are identified and documented through the use of an “Investment Policy Statement”. Investment Policy Statements are periodically reviewed with the Client and updated.

Investment Clients receive quarterly performance reports, billing summaries and the AltaVista Capital Markets, LLC’s Quarterly Newsletter. In addition, Clients receive monthly statements.

AltaVista Private Client, LLC provides portfolio review and rebalancing, as needed, for the assets held under advisement on a no less than semi-annual basis.

AltaVista Private Client, LLC’s fee schedule for Client Investment Management services for Clients under management after 7/1/2016 is a tiered schedule as follows:

Account Balance:

Annual Fee as a % of Assets:

$0 to $300,000

1.50%

$300,001 to $600,000

1.25%

$600,001 to $1,000,000

1.00%

$1,000,000 to $3,000,000

0.95%

$3,000,001 and above

0.85%

Family Accounts may be grouped when considering account size for fee. Investment Management Fees are billed quarterly, in arrears, meaning that Clients are invoiced after the three-month bill period has ended. The first quarter fees are pro-rate, and Clients may cancel their agreement within five days of signing without incurring any fees. Fees are deducted from the Client’s account to facilitate billing. The Client must consent to advance to direct debiting of their investment account.

Business Strategy:

Increase the Number of Registered Financial Advisors: AltaVista Private Client, LLC intends to expand its distribution network by recruiting high quality candidates to be Financial Advisors. AltaVista Private Client, LLC’s current objectives is to have an initial 20-30 “Core” Registered Investment Advisors in place by the end of 2016, and steadily increase this number by a minimum 100% per year, with previous Registered Investment Advisors from previous hiring rounds becoming Trainers, Team Leaders, Managers, Sales Managers, Portfolio Managers, Vice Presidents and Presidents.

Bridge Income Program: The “AltaVista Private Client Bridge Income Program”, is a program that will provide newly recruited AltaVista Private Client, LLC’s Registered Investment Advisors with a source of earnings until they can develop the skills and client base necessary to earn a stable income from asset management fees. The Company believes this program, which is currently estimated to provide between $2,500 and $4,000 per month for up to six months to twelve months, will be critical in increasing the number of new “quality” Registered Financial Advisors, improving retention, and increasing average first-year sales production.

Expand Geographic Scope: AltaVista Private Client, LLC intends to pursue geographic expansion of its sales force. In larger communities, AltaVista Private Client, LLC intends to begin establishing new division offices within 18-24 months, that will accommodate up to 20 financial advisors, and in smaller communities or suburban areas AltaVista Private Client, LLC intends to open offices with facilities to accommodate a smaller group of Registered Financial Advisors.

Enhanced Marketing and Financial Planning Tools: AltaVista Private Client, LLC has plans to implement a “continually improving financial planning package”, that will consist of Registered Investment Advisors who “specialize” in a certain financial services product, and educates the Company as a whole about those products and services, as well as continually adding to the AltaVista Private Client, LLC financial products and services. Currently, plans to include new savings programs, retirement income programs, estate planning services, life insurance products and other personal financial planning products and

 pg. 37

services are in the works and plan to be implemented and made available to AltaVista Private Client, LLC’s Registered Investment Advisors within the next calendar year.

Pursue Strategic Acquisitions and Alliances to Expand Product Offerings and Distribution: AltaVista Private Client, LLC intends to selectively pursue acquisition and alliances that will add new products or alternative distribution systems.

 pg. 38

E.

ALTAVISTA CAPITAL MARKETS, LLC’s WHOLLY OWNED SUBSIDIARY – ALTAVISTA SECURITIES, LLC (FINRA BROKER DEALER)

•

AltaVista Securities, LLC, a California Limited Liability Company, is a wholly owned subsidiary of the AltaVista Capital Markets, LLC, and registering to become a California and New York State Registered Broker Dealer.

•

The Company filed as a Broker Dealer with the States of California and New York in June of 2016. The Company expects to register as a Broker-Dealer in all 50 states, as well as the District of Columbia, Puerto Rico and the Virgin Islands during the years of 2016 & 2017.

•

AltaVista Securities, LLC will exclusive target Initial Public Offerings and Secondary Offerings for Nanocap and Microcap Emerging Growth Companies. AltaVista Securities, LLC anticipates receiving a 5% to 10% cash commission for sales of all securities of Issuer Clients.

•

AltaVista Securities, LLC anticipates having more than 250 Public Offerings for Issuers each given year. The average offering size is anticipated to be $2,500,000 USD ($2,500,000,000 total offerings) with a commissionable potential income of $62,500,000 per year.

•

Anticipated Costs (use of the 10% Commissionable Income):

o

5% of all Offering Proceeds paid to AltaVista Securities, LLC Brokers

o

1% Cost of Operations (Office)

o

1% Cost of Marketing and Advertising

o

1% Management Fees

o

2% Net Profit

•

If AltaVista Securities, LLC does 1,000 Initial Public Offerings per year for Issuers with an average Offering of $2,500,000 each.

o

$3,125,000

Commissions paid out to AltaVista Securities, LLC Brokers

o

$625,000

Total Costs of Operations

o

$625,000

Costs of Marketing and Advertising all Public Offerings

o

$625,000

Management Fees and Performance Bonuses

o

$1,250,000

Net Profit

AltaVista Securities, LLC Business Strategy

Increase Number of Stock Brokers: The Company intends to expand its distribution network by recruiting high quality candidates to be Stock Brokers. The Company’s current objective is to employ and train more than 150 total stock brokers in 2016 and 2017, and increase that number to 500 stock brokers by the end of 2018. After reaching the goal of 500 stock brokers, the Company plans to continue its growth at a rate of a minimum of 25% per annum.

Bridge Income Program: The “AltaVista Securities, LLC Bridge Income Program”, is a program that will provide newly recruited AltaVista Securities, LLC Stock Brokers with a source of earnings until they can develop the skills and client base necessary to earn a stable income from commissions. The Company believes this program, which is currently estimated to provide between $2,500 and $4,000 per month for up to six months, will be critical in increasing the number of new “quality” stock brokers, improving retention, and increasing average first-year sales production.

Expand Geographic Scope: AltaVista Securities, LLC intends to pursue and aggressive geographic expansion of its sales force. In larger communities, AltaVista Securities, LLC intends to begin establishing new division offices within 18-24 months, that will accommodate up to 20 Stock Brokers, and in smaller communities or suburban areas AltaVista Securities, LLC intends to open offices with facilities to accommodate a smaller group of AltaVista Securities, LLC Stock Brokers.

 pg. 39

F.

ALTAVISTA CAPITAL MARKETS, LLC’s WHOLLY OWNED SUBSIDIARY – ALTAVISTA CAPITAL MARKETS INTERNATIONAL, LLC (BERMUDA STOCK EXCHANGE LISTING SPONSOR & TRADING MEMBER / NASDAQ OMX CERTIFIED ADVISOR)

AltaVista Capital Markets International Limited, a Bermuda Limited Company, is a wholly owned subsidiary of AltaVista Capital Markets, LLC, and is applying to become an approved Bermuda Stock Exchange (“BSX”) Trading Member and Market Listings Sponsor, and a NASDAQ OMX Certified Advisor. AltaVista Capital Markets Limited’s Primary Business will be:

o

Global Investment Advisory

o

Global Asset Management

o

Bermuda Stock Exchange - Market Sponsorship for new Primary Market Listings and Secondary Offerings

o

Bermuda Stock Exchange – Trading Member for securities listed on the BSX

o

NASDAQ OMX – Certified Advisor for Market Listings and Public Offering

AltaVista Capital Markets Limited will provide both “Traditional Investment Banking Brokerage Services” (Non-Issuer Services) and “Primary and Secondary Market Offerings” (Issuer Services). AltaVista Capital Markets International Limited will work on a contractual basis with all clients to clearly outline the mutually agreed upon services to be offered.

AltaVista Capital Markets International shall first conduct an interview with a prospective Investor and Issuer Client, in some cases using a standard questionnaire, to assist in determining a client’s needs, goals and general risk tolerance.

If an Investor Client wishes to engage the Firm for Non-Issuer Investment Brokerage Services, an Investment Banking Brokerage Services agreement will be executed by both parties that clearly outlines the mutually agreed upon Investment Banking Brokerage Services to be offered. The Agreement must determine what risk tolerance the client is able to withstand. The level of risk a client agrees to will primarily dictate which Bermuda Stock Exchange (“BSX”) and/or NASDAQ OMX Exchange investment securities the Firm will advise the client about. In addition to the risk profile, clients may also be provided an investment policy statement which further confirms any agreed upon allocation and outlines the roles each party will play. Unless the services are clearly outlined in the signed agreement, the Firm cannot be held responsible nor be expected to offer advice or input on anything outside the scope of the agreement. The Firm is not a law firm or a CPA Firm. Therefore, AltaVista Capital Markets International does not offer any tax or legal advice. AltaVista Capital Markets International Limited strongly recommends that each client discuss all aspects of investment plan with their CPA or attorney before implementing it. The implementation of any planning discussed with the client is at the sole discretion of the client.

AltaVista Capital Markets International Limited Service to Non-Issuer Clients and Issuer Clients will be solely in regards to the following types of Securities on the BSX:

•

BSX & NASDAQ OMX Listed Securities

o

Equities

o

Debts (Notes / Bonds, including Special Debt Listings)

o

Shares

o

Units

o

Unit Trusts

o

Warrants

o

Government Securities

o

Mutual Funds

o

Investment Funds

o

Mezzanine Securities

o

Insurance Linked Securities

o

Special Purpose Issuers

o

Partnerships

o

International Companies

o

Private Placements

o

Bermuda Exempted Companies

 pg. 40

One of AltaVista Capital Markets International Limited’s primary business is to effect securities transactions for compensation for clients in its capacity as a BSX Broker / Trading Member. The capacity in which the Firm acts, the execution price of the security and other pertinent information will be disclosed to the client via trade confirmation. Prospective clients are hereby advised that lower fees for comparable services may be available from other sources. The Firm and its agents will seek to ensure that they do not personally benefit from any short-term market effects of its investments recommendations. From time to time, related persons may purchase securities that are also acquired on behalf of clients, and are placed in their accounts. To prevent conflicts of interest, all employees of the Firm must agree to abide by the Firm’s Code of Ethics which imposes restrictions on the purchase or sale of securities from their own accounts and the accounts of certain other affiliated persons.

The Firm also provides Investment Advice and Portfolio Management services on a continuing basis, which may include, but are not limited to, the review of client investment objectives and goals, recommending asset allocation strategies of managed assets among cash, stocks, mutual funds, exchange traded funds, bond and / or other investments, and / or preparing written investment strategies / financial plans. The Firm provides Investment Brokerage, Investment Advisory and other Financial Services through its Investment Advisor Representatives (“IARs”) to Institutional Investors and Private Investors who open accounts with the Firm.

The Firm offers both Discretionary and Non-Discretionary “wrap fee programs”. The Firm’s Investment Advisory Representatives assist each Individual or Institutional Client in determining the suitability of a wrap fee program. A wrap fee program under which investment advisory services and brokerage execution services are provided for a single comprehensive fee, or a “wrapped” annual fee. This fee is not based on the transactions that occur in the account, but rather on the account value. The fees are charged to each Client QUARTERLY, in advance. The fees are typically negotiable (within established ranges) between each Client and the Investment Advisor Representative, which results in accounts of similar type and make up being charged different fees. Each of the Firm’s Investment Advisor Representatives is compensated through the fee charged on the Client’s Account. Typically, the fee will be deducted directly from the Client Account, however, with the Firm’s prior approval, the Client has the option to pay the advisory fees from a different account, or by check. If the Client has approval to pay advisory fees from another account or by check, the fees must still be paid by the Client by the payment due date.

Some of the products that a Client may choose to invest in within a wrap fee account may charge fees and expenses which are described in detail in that product’s prospectus. All Clients will be directed to the applicable prospectus for each product that choose to invest, and / or a Firm Investment Advisor Representative will consult each Client regarding the applicable product-related fees and expenses. Further, there may be additional fees as applicable, such as distribution fees, clearing charges or other similar administrative fees which may increase the costs to the Client. Each Client is instructed to consult an Investment Advisor Representative of the Firm for further information regarding the additional fees that may apply to each Client’s Account.

The cost of these programs to Firm Clients, if provided separately with the equivalent trading activity in the client account(s), may cost more or less than purchasing such services separately. The Firm Investment Advisor Representative representing this program to the Client receives compensation as a result of the Client’s participation in the program. This compensation may be more or less than the Investment Advisor Representative would have received for other investment advice, brokerage, and / or other services or investment programs. Therefore the Investment Representative may have an incentive to recommend a wrap fee program over the programs or services.

Below are descriptions of the various wrap fee programs available from the Firm. For the purposes of the grids which follow:

•

ETFs = Exchange Traded Funds

•

MFs = Mutual Funds

•

UITs = Unit Investment Trusts

•

ETNs = Exchange Traded Funds

•

UMA = Unified Managed Account

•

SMA = Separately Managed Account

 pg. 41

1.

UMA:

a.

Account Size:

i.

First $0 to $99,999

1.

Client Fee Range: 1.25% to 2.75%

ii.

Next $100,000 to $249,000

1.

Client Fee Range: 1.25% to 2.75%

iii.

Next $250,000 to $499,999

1.

Client Fee Range: 1.00% to 2.50%

iv.

Next $500,000 to $999,999

1.

Client Fee Range: 1.00% to 2.50%

v.

$1,000,000 and Over

1.

Client Fee Range: 1.00% to 2.00%

b.

Manager Fees (Based on % of Equity to Total Portfolio):

i.

0% to 24%: 0.40%

ii.

25% to 49%: 0.45%

iii.

50% to 74%: 0.50%

iv.

75% to 100%: 0.55%

2.

SMA:

a.

Account Size:

i.

First $0 to $99,999

1.

Client Fee Range: 1.25% to 3.00%

ii.

Next $100,000 to $249,000

1.

Client Fee Range: 1.25% to 3.00%

iii.

Next $250,000 to $499,999

1.

Client Fee Range: 1.00% to 2.50%

iv.

Next $500,000 to $999,999

1.

Client Fee Range: 1.00% to 2.50%

v.

$1,000,000 and Over

1.

Client Fee Range: 1.00% to 2.50%

b.

Manager Fees (Based on Account Value):

i.

First $500,000: 0.25%

ii.

Next $500,000: 0.225%

iii.

Next $1,000,000: 0.200%

iv.

Next $3,000,000: 0.175%

v.

Next $5,000,000: 0.150%

vi.

Over $10,000,000: None

3.

ETFs:

a.

Tactical:

i.

Account Size:

1.

First $0 to $99,999

a.

Client Fee Range: 1.00% to 2.50%

2.

Next $100,000 to $249,000

a.

Client Fee Range: 1.00% to 2.50%

3.

Next $250,000 to $499,999

a.

Client Fee Range: 1.00% to 2.00%

4.

Next $500,000 to $999,999

a.

Client Fee Range: 1.00% to 2.00%

5.

$1,000,000 and Over

a.

Client Fee Range: 1.00% to 1.50%

ii.

Manger Fees (Based on Account Value)

1.

First $500,000: 0.25%

2.

Next $500,000: 0.225%

 pg. 42

3.

Next $1,000,000: 0.200%

4.

Next $3,000,000: 0.175%

5.

Next $5,000,000: 0.150%

6.

Over $10,000,000: None

b.

Strategic:

i.

Account Size:

1.

First $0 to $99,999

a.

Client Fee Range: 1.25% to 1.75%

2.

Next $100,000 to $249,000

a.

Client Fee Range: 1.25% to 1.75%

3.

Next $250,000 to $499,999

a.

Client Fee Range: 0.75% to 1.00%

4.

Next $500,000 to $999,999

a.

Client Fee Range: 0.75% to 1.00%

5.

$1,000,000 and Over

a.

Client Fee Range: 0.50% to 0.75%

ii.

Manger Fees (Based on Account Value)

1.

First $500,000: 0.225%

2.

Next $500,000: 0.200%

3.

Next $1,000,000: 0.175%

4.

Next $3,000,000: 0.150%

5.

Next $5,000,000: 0.125%

6.

Over $10,000,000: None

4.

Mutual Funds:

a.

Account Size:

i.

First $0 to $99,999

1.

Client Fee Range: 1.00% to 1.75%

ii.

Next $100,000 to $249,000

1.

Client Fee Range: 1.00% to 1.75%

iii.

Next $250,000 to $499,999

1.

Client Fee Range: 1.00% to 1.50%

iv.

Next $500,000 to $999,999

1.

Client Fee Range: 1.00% to 1.50%

v.

$1,000,000 and Over

1.

Client Fee Range: 1.00% to 1.15%

b.

Manager Fees (Based on Account Value):

i.

None

5.

Non-Discretionary

a.

Account Size:

i.

First $0 to $99,999

1.

Client Fee Range: 1.00% to 3.00%

ii.

Next $100,000 to $249,000

1.

Client Fee Range: 1.00% to 3.00%

iii.

Next $250,000 to $499,999

1.

Client Fee Range: 1.00% to 2.50%

iv.

Next $500,000 to $999,999

1.

Client Fee Range: 1.00% to 2.50%

v.

$1,000,000 and Over

1.

Client Fee Range: 1.00% to 1.75%

b.

Manager Fees (Based on Account Value):

i.

None

 pg. 43

6.

IAR Discretionary

a.

Account Size:

i.

First $0 to $99,999

1.

Client Fee Range: 1.00% to 3.00%

ii.

Next $100,000 to $249,000

1.

Client Fee Range: 1.00% to 3.00%

iii.

Next $250,000 to $499,999

1.

Client Fee Range: 1.00% to 2.50%

iv.

Next $500,000 to $999,999

1.

Client Fee Range: 1.00% to 2.50%

v.

$1,000,000 and Over

1.

Client Fee Range: 1.00% to 1.75%

b.

Manager Fees (Based on Account Value):

i.

None

*** Limited to 120 trades per calendar year. Advisor will be billed standard ticket charges for each trade after 120 in a calendar year.

Account Requirements and Types of Clients:

In general, a minimum of $25,000 is required to open and maintain a wrap fee program account, and that will vary based on account type, as listed in the grids above. At the Firm’s direction, the Firm may waive minimum account size. For example, the Firm may waive the minimum if the Client appears to have significant potential for increasing the amount of assets managed in accounts held at the Firm. Where appropriate, the Firm may also consider account values for a Client’s minor children, spouse, and other types of related accounts in an effort to meet the stated minimum.

Portfolio Manager Selection and Evaluation

The Firm provides portfolio management services through its wrap fee programs. In some cases, the Firm’s Investment Advisor Representatives may manage the portfolios. The Firm’s Investment Advisor Representatives providing management services may not have a history of performance to match against other individuals and management firms. Thus, the Firm’s Investment Advisor Representatives providing advice are not subject to the same selection and review process that would occur if third party money managers were being evaluated.

When securing the services of third party money managers, the Firm will generally recommend and use the services of managers it has researched and with whom the Firm is familiar. Therefore, third party money managers having better or worse performance may not be considered. A third party money manager will only be recommended to a Client when that third party money manager’s strategy fits with that Client’s individual investment objectives and risk tolerance. The third party money manager’s performance, like that of investment performance, is reviewed periodically by the Firm’s Management and by the Client’s Investment Advisor Representative and discussed with the Client.

Methods of Analysis, Investment Strategies and Risk of Loss

When employing various methods of analysis and investment strategies, the Investment Advisor Representative will incorporate the needs and investment objectives, as well as the Client’s time horizon and risk tolerance. The Investment Advisor Representative is not bound to specific methods of analysis or investment strategies for the management of investment portfolios, but rather, as previously stated, the Investment Advisor will consider the Client’s unique situation and all information gathered at the account opening, as well as changes to the Client’s financial picture over time.

 pg. 44

The methods of analysis and investment strategies utilized may have unique and significant tax implications. Regardless of the Client’s account size or any other factors, the Firm strongly recommends that each Client of the Firm continuously consult with a tax professional prior to and throughout the investment of assets.

Methods of Analysis

In analyzing securities, the Firm may use a wide array of available information obtained from various sources that the Firm believes to be reliable. These sources may include the following (but not limited to):

•

Reputable Financial Publications

•

Research Materials prepared by other companies

•

Annual Reports

•

Prospectuses and various other Filings

•

Company Press Releases

•

Other Research Material provided to the Firm (and/or its affiliates) by its various business partners

Investment Strategies

Examples of Investment Strategy Methodologies that our Firm may incorporate include the following. There is no guarantee that the Firm’s Investment Strategies will ensure a profit or protect against loss.

•

Asset Allocation – This is a broad term used to define the process of selecting a mix of asset classes and the efficient allocation of capital to those asset classes by matching rates of returns to a specified and quantifiable tolerance for risk. There is no guarantee that asset allocation will ensure a profit or protect against loss.

o

Strategic Asset Allocation – This is a type of asset allocation that calls for setting target allocations and periodically rebalancing a portfolio back to those targets.

o

Tactical Asset Allocation – This is a type of asset allocation that allows for a range of percentages in each asset class. Thus, it is possible that a slight form of market timing may take place since there could be a move toward the higher end of the range when a particular asset class is expected to do well, and to the lower end of the range when the outlook for that asset class is bleak.

•

Diversification – This is a method to assist in reducing risk by investing in a variety of different asset classes that typically do not move up and down in perfect synchrony. There is no guarantee that diversification will ensure a profit or protect against loss.

•

Dollar-Cost Averaging – This is the technique of buying a fixed dollar amount of securities at regularly scheduled intervals, regardless of the price per share. This will gradually, over time, decrease the average share price of the security. Dollar-cost averaging lessens the risk of investing a large amount in a single investment at the wrong time. However, there is not guarantee that Dollar-Cost Averaging will ensure a profit or protect against loss.

•

Technical Analysis – This involves studying past price patterns and trends in the financial markets in an attempt to predict the direction of the overall market and / o r specific stocks or sectors. There is no guarantee that technical analysis will ensure a profit or protect against loss.

•

Long Term Purchase – This is a securities purchase with the expectation that the value of those securities will grow over a relatively long period of time, generally greater than one year, and as long as ten or more years. There is no guarantee that holding a security for the long term will be profitable or that it will not result in a loss.

 pg. 45

•

Short Term Purchases – This is a securities purchase with the expectation the shares will be sold within a relatively short period of time, generally less than one year, to take advantage of the security’s short term price fluctuations. There is no guarantee that holding a security for the short term will be profitable or that it will not result in a loss.

Risk of Loss

Investing in securities involves risk of loss that all investors should be prepared to bear. AltaVista Capital Markets International Limited, nor any of its Investment Advisor Representatives, represent or guarantee that AltaVista Capital Markets International Limited’s services, methods of analysis or investment strategies can or will predict future results, successfully identify market tops or bottoms, or insulate clients from losses due to market corrections or declines. AltaVista Capital Markets International Limited, nor any of its Investment Advisor Representatives, cannot offer any guarantees or promises that the Client’s Financial Goals and Objectives will be met or that the Client Account(s) will appreciate in value. Past performance is in no way an indicator or predictor of future results.

Voting Client Securities

It is generally not AltaVista Capital Markets International Limited’s Policy to vote proxies. However, with respect to those accounts for which it has voting authority in accordance with Client Instructions, and in a manner in which AltaVista Capital Markets International Limited believes to be in the best interests of its Clients, AltaVista Capital Markets International Limited may allow proxy voting. AltaVista Capital Markets International Limited generally votes in accordance with the recommendations of the Issuer’s existing management, unless it is not prudent to do so. A written copy of the proxy policies and procedures is available upon request.

Client Information Provided to Portfolio Managers

When a Client establishes an account with AltaVista Capital Markets International Limited, certain paperwork will be required. This paperwork may request, among other things, a Client’s annual income, net worth, risk tolerance, investment objectives, investment experience, tax bracket, age and employment status. The information on this account paperwork will be retained by AltaVista Capital Markets International Limited and also shared with AltaVista Capital Markets International Limited’s respective clearing firm(s) and may also be shared with any third party money manager responsible for managing the Client’s account. As the Client’s financial and/or individual situation changes and the Client provides AltaVista Capital Markets International Limited updated information (generally to the Client’s Investment Advisor Representative), that updated information will be shared appropriately with the proper clearing firm and/or third party money manager(s).

Client Contact with Portfolio Managers

Generally, the Client will not have any direct contact with a third party money manager acting as portfolio manager for the Client’s account. If an Investment Advisor Representative of AltaVista Capital Markets International Limited acts as the portfolio manager for a Client Account, the Client will have contact with him or her.

Code of Ethics

AltaVista Capital Markets International Limited Code of Ethics includes guidelines for professional standards of conduct for all of the Firm’s Investment Advisor Representatives, as well as all home office employees (collectively “Associated Persons”). All Associated Persons must acknowledge their receipt and understanding of the Code of Ethics upon association with the Firm, and annually thereafter, and must agree to abide by it. AltaVista Capital Markets International Limited’s goal is to protect Client interests at all times and to demonstrate the Firm’s commitment to fiduciary duties of honesty, good faith and fair dealing. All of the Firm’s Associated Persons are expected to strictly adhere to these guidelines. Associated Persons of AltaVista Capital Markets International Limited are also required to report any violations of the Firm’s Code of Ethics. Additionally, AltaVista

 pg. 46

Capital Markets International Limited maintains and enforces written policies reasonably designed to prevent the misuse or dissemination of material, non-public information about the Firm’s Clients or Client Accounts by Associated Persons of the Firm.

AltaVista Capital Markets International Limited, and its Agents, will seek to ensure that Associated Persons do not personally benefit from the short-term market effects of its investment recommendations. From time to time, Associated Persons may purchase securities that are also acquired on behalf of clients and are placed in their Managed Accounts. To prevent conflicts of interest, all employees of AltaVista Capital Markets International Limited must agree to abide by the Firm’s Code of Ethics which imposes restrictions on the purchase or sale of securities from their own accounts and the accounts of certain other Associated Persons.

The Code of Ethics requires that all trades made by Associated Persons of AltaVista Capital Markets International Limited who make recommendations or participate in the determination of which recommendations shall be made, will require review for all securities transactions by the designated person responsible. AltaVista Capital Markets International Limited will also maintain quarterly or monthly reports on all personal securities transactions without exception. Further, the Code of Ethics imposes certain policies and procedures concerning the misuse of material non-public information that are designed to reasonably prevent insider trading by any officer, partner, or other Associated Person of AltaVista Capital Markets International Limited.

AltaVista Capital Markets International Limited’s Code of Conduct is available to anyone upon request.

Review of Accounts

The Investment Advisor Representative servicing a Client’s Account(s) will conduct periodic reviews of the Client Account(s). Investment Advisor Representatives may meet with Clients as frequently as it is agreed upon or as is requested by the Client of the Investment Advisor Representative. In most cases, a meeting of some kind will occur at least annually. The Client’s Investment Advisor Representative must extend to the Client the opportunity to discuss the Client’s Account(s) on at least an annual basis. At this meeting, or at other times as appropriate, the Client’s Investment Advisor Representative should note any updates or changes to the Client’s financial situation, goals and objectives.

Accounts are managed on a continuous basis and are reviewed at several intervals. Accounts are approved by an appropriate designated supervisory principal (“DSP”). Trades are reviewed by an appropriate DSP to identify issues or activity which may require further research and/or action.

Statements are provided to the Client at least quarterly if there was no activity within the account, and monthly if there was activity. Additionally, Clients may receive a quarterly performance report. Confirmation of all buys and sells will be sent to the Client unless the Client opts to suppress confirmations, where this option is made available. AltaVista Capital Markets International strongly urges each Client to carefully review all statements and transaction confirmations and immediately contact their Investment Advisor Representative with any questions or issues.

Accounts that do not receive AltaVista Capital Markets International Limited’s continuous management, such as accounts managed by third party money managers, are only reviewed by AltaVista Capital Markets International Limited at account opening. However, the Client’s Investment Advisor Representative will still conduct periodic reviews of the Client Account(s) and monitor performance. Additionally, all Clients are to refer to all applicable third party money manager disclosure brochures for information related to the third party money manager’s review of its accounts.

The Client will generally receive written account statements, transaction confirmations and / or performance reports from any applicable third party money manager. The frequency with which these reports are issued may vary depending on the third party money manager being utilized. AltaVista Capital Markets International Limited strongly urges all Clients to carefully review any performance reports the Client receives and compare them to the custodial statements. The information contained in performance reports may vary from the Client’s custodial statement due to accounting procedures, reporting dates or valuation methodologies of certain securities. In the event of any discrepancies, the Client should rely on the statements provided by the qualified custodian of the Client’s Assets.

 pg. 47

BSX Capital Markets Origination (Listings Sponsor)

AltaVista Capital Markets International Limited’s BSX Capital Markets and NASDAQ OMX Exchange Origination Business is the first choice of new issuers of the Bermuda Stock Exchange and the NASDAQ OMX for their underwriting needs due to the Firm’s rapidly growing global footprint, diverse range of products and experience in the Global Capital Markets during unprecedented changes in the Global Capital Markets.

 pg. 48

G.

TERMS AND CONDITIONS

The following is a summary of the certain principal terms of Stock Ownership in AltaVista Capital Markets, LLC.

The Issuer	AltaVista Capital Markets, LLC is a California Limited Liability Company.
Company Managers	Biography for the Company’s Senior Managing Partners can be found starting on Page 52 of this Offering.

Minimum Capital Commitment	Each investor will be required to make an investment of a minimum of one Fixed Income Mortgage Certificate
Securities Offered	$20,000,000 in aggregate principal amount of Certificates
Term of the Offering

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of TWO HUNDRED THOUSAND Certificates, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Certificates are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

Interest Rate

The Interest Rate for each Certificate will be based on the formula set forth in this Offering Circular and varies according to the term of the Certificate. The Fixed Interest Rates which are offered will change from time to time in response to changes to the current Wall Street Journal’s Prime Rate data obtained from the Wall Street Journal, or a similar credible source. The Interest Rates for new Certificates are set on the First Monday of each month at the start of business based on the Wall Street Journal’s Prime Rate on that day. Such Rates are paid on all Certificates issued between the start of business on that Monday and the close of business on the last day prior to the First Monday of the next month. Interest is calculated and accrues daily. To determine the current rates, prospective Investors in the Certificates should call the Company at (310) 562-3486, or consult the web pages: http://www.AltaVistaCapitalMarkets.com; or http://www.AltaVistaMortgageCapital.com

Maturity Date	The Certificates will be offered in maturities of 15 and 30 years from the date issued, with a Fixed Interest Rate depending on the term.
Interest Payment Dates Optional Prepayment Collateral Ranking Risk Factors Governing Law

Interest shall be paid to the Investors Monthly on the last Thursday of each Month. Should the last Thursday be a Holiday, the distribution shall be on the following Friday. Should both Thursday and Friday be a holiday, then the interest distribution shall be on the following Monday. Below is a list of

AltaVista Capital Markets, LLC recognized holidays.

•

New Year’s Day

•

Birthday of Martin Luther King, Jr.

•

Washington’s Birthday

•

Memorial Day

•

Independence Day

•

Labor Day

•

Columbus Day (for banking purposes only)

•

Veterans Day

•

Thanksgiving Day

•

The Friday following Thanksgiving Day

•

Christmas Eve

•

Christmas Day

•

New Years Eve

The Company may prepay some or all of the Certificates at the Company’s option without premium or penalty.

The Company will hold First or Second Lien Positions on all Real Estate Assets of the Company. The Liens will be NO GREATER THAN 75% of the “As-Improved” or “As-Developed” Value of any Real Estate Asset as determined by a 3rd party real estate appraiser, or equivalent.

The Certificates will:

•

Rank equally with all of the Company’s existing and future secured debt indebtedness, if any, and;

•

Rank senior to all of the Company’s future subordinated indebtedness, if any.

See “Risk Factors” for a discussion of certain factors that you should carefully consider before investing in the Certificates

California

.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

 pg. 50

ITEM 8.  DESCRIPTION OF PROPERTY.

The Company does not at the time of this Offering own any real estate. The Company currently rents office spaces at multiple locations in the United States and Internationally.

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION

The following discussion and analysis of the Company’s Financial Condition and results of operations should be read in conjunction with the Company’s consolidated financial statements. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results and timing may differ from those anticipated in these forward-looking statements and planning as a result of many factors, including those discussed under “Risk Factors” and elsewhere in the prospectus.

The Company is a Developmental Stage Company with limited operating history:

AltaVista Capital Markets, LLC. commenced operations in November of 2016 as a California Limited Liability Company.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that AltaVista Capital Markets, LLC. will operate profitably.

Overview:

As of the date of this Offering, the Company has not yet commenced active operations. Offering proceeds will be applied to the acquisition of investments and the payment of fees and expenses. The Company will experience a relative increase in liquidity as it receives Offering proceeds and a relative decrease in liquidity as the Company spends the Offering proceeds in connection with the acquisition of assets and investments.

The Company intends to make reserve allocations as necessary to aid its objective of preserving capital for investors by supporting the maintenance and viability of the assets and investments acquired by the Company. If reserves and any other available income become insufficient to cover the Company’s operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating the Company’s assets and/or investments. There can be no assurance that such funds will be available, or if available, that the terms will be acceptable to the Company.

 pg. 51

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a)  Directors and Executive Officers.

A. Directors and Executive Officers.  The current officer and director will serve for one year or until his respective successor(s) are elected and qualified.

Name

Position

Mr. Koorosh “Danny”  Rahimi

President & Managing Partner

Mr. Koorosh Rahimi is a Managing Partner of the Company, as the President of the Firm’s Broker Dealer subsidiary AltaVista Securities, LLC, and President of the Firm’s Registered Investment Advisory subsidiary “AltaVista Private Client, LLC”. Mr. Rahimi is responsible for the day-to-day operations of the Firm’s Investment Advisory and Broker Dealer Operations. Licenses: Series 7, Series 66, Series 6, Series 31, Series 63, Real Estate and Life Insurance. Mr. Rahimi will carry a series 24 license before the close of 2016

Mr. Rahimi started his career in Investment Banking in March of 2009 as a Financial Advisor & Registered Investment Advisor with MassMutual Financial Group, where he provided High Net Worth Clients Financial Advice on matters such as: Investments, Retirement Planning and Estate Planning.

In mid 2011, Mr. Rahimi advanced his career path in the Financial Services Industry by joining Wells Fargo as a Licensed Banker. For just over two and one half years, Mr. Rahimi provided clients with an array of solutions to Wells Fargo Bank customers, from FDIC Insured products, business banking products and services, merchant services and Financial Advisor services.

In early 2013, Mr. Rahimi joined Bank of America’s Merrill Edge, where he served as Assistant Vice President of Investments and Preferred Banking. Mr. Rahimi’s primary function was Financial Planning & Retirement Planning, Financial Advice for: Investments, Financial Securities, Stocks, Bonds, and Mutual Funds.

B. Significant Employees.   All Members of AltaVista Capital Markets, LLC as listed above are each considered "Significant Employees", and are each "Executive Officers" of the Company. The Company would be materially adversely affected if it were to lose the services of any member of AltaVista Capital Markets, LLC. listed above as each he has provided significant leadership and direction to the Company.

C. Family Relationships. None

D. Involvement in Certain Legal Proceedings. None

E. Legal proceedings.  There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

 pg. 52

ITEM 11.   EXECUTIVE COMPENSATION.

In June of 2016, the Company adopted a compensation program for Company Management. Accordingly, Management of AltaVista Capital Markets, LLC. will be entitled to receive an annual salary of:

Mr. Koorosh “Danny” Rahimi

President & Managing Partner

$0.00

Officer Compensation

The Company does not currently pay any cash fees to any Officer of the Company beyond those listed above.

Directors and Advisors Compensation

The Company does not currently pay any cash fees to any Director or Advisor of the Company or any member or employee of the Company beyond those listed above.

Significant Employees

The Company has no significant employees other than the Company Managers named in this prospectus.

 pg. 53

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Registration Statement, the number of Equity Membership Units owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Equity Membership Units of the Company.  Also included are the shares held by all executive officers and directors as a group.

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. Koorosh “Danny” Rahimi Managing Partner AltaVista Capital Markets, LLC The Indigo Building 4050 Glencoe Avenue, Suite 210 Marina Del Rey, CA 90292	Membership Units: 250 Units (25%) Certificates: Zero	Membership Units: 250 Units (25%) Certificates: Zero
Synergistic International Asset Mgt. Shareholder C/O: AltaVista Capital Markets, LLC The Indigo Building 4050 Glencoe Avenue, Suite 210 Marina Del Rey, CA 90292	Membership Units: 250 Units (25%) Certificates: Zero	Membership Units: 250 Units (25%) Certificates: Zero
Del Rey Holdings, LLC Shareholder C/O: AltaVista Capital Markets, LLC The Indigo Building 4050 Glencoe Avenue, Suite 210 Marina Del Rey, CA 90292	Membership Units: 250 Units (25%) Certificates: Zero	Membership Units: 250 Units (25%) Certificates: Zero
Eighty Six Eighty Nine, Ltd. Shareholder C/O: AltaVista Capital Markets, LLC The Indigo Building 4050 Glencoe Avenue, Suite 210 Marina Del Rey, CA 90292	Membership Units: 250 Units (25%) Certificates: Zero	Membership Units: 250 Units (25%) Certificates: Zero

 pg. 54

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Related Party Transactions

The Company’s majority shareholders are:

?

Mr. Koorosh “Danny” Rahimi

25%

?

Synergistic International Asset Management Limited

25%

?

Eighty Six Eighty Nine, Ltd.

25%

?

Del Rey Holdings, LLC

25%

Consequently, these three shareholders control the operations of the Company and will have the ability to control all matters submitted to Shareholders for approval, including:

•

Election of the board of directors;

•

Removal of any directors;

•

Amendment of the Company’s Certificate of Formation or Operating Agreement; and

•

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Mr. Rahimi, Synergistic International Asset Management Limited, Eighty Six Eighty Nine, Ltd., and Del Rey Holdings, LLC will thus have complete control over the Company’s management and affairs.  Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer to purchase the Company. This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

 pg. 55

ITEM 14. SECURITIES BEING OFFERED.

Fixed Income Mortgage Certificates

A maximum of TWO HUNDRED THOUSAND Fixed Income Mortgage Certificates (the “Certificates”) are being offered to the public at $100.00 per. There is no minimum. A maximum of $20,000,000 will be received from the offering. All Certificates are being offered by the Company and no Certificates are being offered by any selling Certificate Holders. The Company will receive all proceeds from the sale of its Certificates.

Description of the Fixed Income Mortgage Certificates:

The following description is a summary of the material provisions of the Certificates. It does not restate the terms and material provisions of the Certificates in their entirety. The Company urges you to read the Certificates because they, and not this description, will define your rights as a Holder of these Certificates. A copy of the proposed form of the Certificates is available to you upon request.

Brief Description of the Fixed Income Mortgage Certificates:

The Certificates will be our secured obligations and will:

•

Rank equally with all of the Company’s existing and future secured debt indebtedness, if any, and;

•

Rank senior to all of the Company’s future subordinated indebtedness, if any.

Principal, Maturity and Interest:

This Offering Circular relates to the offer and sale of up to $20,000,000 in principal amount (the “Offering”) of AltaVista Capital Markets, LLC Fixed Income Mortgage Certificates (the “Certificates”) of ALTAVISTA FIXED INCOME MORTGAGE REIT, LLC, a California Limited Liability Company (the “Company”). The Company’s principal office is located at THE INDIGO BUILDING, 4050 GLENCOE AVENUE, SUITE 210, MARINA DEL REY, CALIFORNIA 90292, and its telephone number is (310) 562-3486.

The Certificates will be issued in the minimum amount of $100 and in multiples of $100. The Certificates will be offered in maturities of 15 and 30 years from the date issued, with an annualized fixed interest rate depending on the term. The Company will typically issue Certificates on the same or next day, after deposit by the Company of the Subscriber’s payment check and the check is collected by the Company’s Bank. See “Description of Certificates” on Page 56 of this Registration Statement. The Fixed Rates of Interest for each Certificate will be based on the formula set forth below and varies according to the term of the Certificate. See “Description of Certificates – Principal, Maturity and Interest” on Page 56 of this Registration Statement. The Fixed Interest Rates which are offered will change from time to time in response to changes in the current “Wall Street Journal’s Prime Rate” data obtained from the Wall Street Journal, or a similar credible source. The “Prime Rate”, as reported by the Wall Street Journal’s Bank Survey, is among the most widely used benchmark in setting home equity lines of credit and credit card rates. It is in turn based on the Federal Funds Rate, which is set by the Federal Reserve. The Interest Rates for new Certificates are set on the First Monday of each month at the start of business based on the Wall Street Journal’s Prime Rate on that day. Such rates are paid on all Certificates issued between the start of business on that Monday and the close of business on the last day prior to the First Monday of the next month. The following table sets forth the formula for determining the Interest Rates for the

 pg. 56

Certificates and the Initial Interest Rate based on the most recent Wall Street Journal’s Prime Rate as of Monday, June 6th, 2016.

TERM	WALL STREET JOURNAL’S PRIME RATE	INTEREST RATES AS OF June 6th, 2016
15 YEAR	Prime Plus 8.50%	12.00%
30 YEAR	Prime Plus 8.50%	12.00%

The Certificates are set forth above will be effective only for Certificates issued between Monday, June 6th, 2016 and Monday, July 4th, 2016. The Interest Rates fluctuate based on the formula set forth above, and to determine the current rates, prospective investors in the Certificates should call the Company at (310) 562-3486, or consult the web pages: http://www.AltaVistaMortgageCapital.com and/or http://www.AltaVistaCapitalMarkets.com.

If you invested $1,000, then interest would be payable on the last Thursday of each Month. Should the last Thursday be a Holiday, the distribution shall be on the following Friday. Should both Thursday and Friday be a holiday, then the interest distribution shall be on the following Monday. Below is a list of

AltaVista Capital Markets, LLC recognized holidays.

•

New Year’s Day

•

Birthday of Martin Luther King, Jr.

•

Washington’s Birthday

•

Memorial Day

•

Independence Day

•

Labor Day

•

Columbus Day (for banking purposes only)

•

Veterans Day

•

Thanksgiving Day

•

The Friday following Thanksgiving Day

•

Christmas Eve

•

Christmas Day

•

New Years Eve

Optional Prepayment:

The Certificates maybe prepaid in whole or in part at any time prior to their respective Maturity dates without premium or penalty.

Events of Default:

The Certificates provide that each of the following constitutes an “Event of Default” with respect to the Certificates:

 pg. 57

1.

The failure to make a payment when due under the Certificates (i) of any interest payment within five (5) business days of when the interest payment is due, or (ii) of the entire outstanding balance of principal and interest on the maturity date; or

2.

If the Company voluntarily files a petition under the Federal Bankruptcy Code, or under any similar or successor Federal Statute relating to Bankruptcy, Insolvency Arrangements, or Reorganizations; of if the Company fails to obtain a vacation or stay of Involuntary Proceedings brought for the Reorganization, Dissolution or Liquidation of the Company; or if the Company is adjudged a Bankrupt, or upon the Company’s Dissolution, Business Failure or Discontinuance as a going concern business; or if a trustee or receive shall be appointed for the Company’s property; or if there is an attachment, execution or other judicial seizure of any portion of the Company’s assets, and such seizure is not discharged within ten (10) days.

In any Event of Default occurs and is continuing, at the option of the Certificate Holders, the entire outstanding principal balance due under the Certificates and all accrued and unpaid Interest on the Certificates will become immediately due and payable by the Company without further action or notice at the option of the Holders.

Form of Certificates:

All Certificates will be issued in fully registered form. The Company is entitled to treat the Registered Holder shown on its records as the owner of the Certificate for all purposes. Ownership of a Certificate may be registered in the name of any two or more named persons as joint tenants with right of survivorship, as tenants in common or as tenants by the entireties, and payment of principal and interest on any Certificates so registered will be made to the person or persons entitled to receive such payment as their interests may appear.

Payment or Rollover at Maturity:

The Certificates will not be subject to automatic rollover.

Lost, Stolen or Destroyed Fixed Income Mortgage Certificates: Issuance of New Fixed Income Mortgage Certificates:

If a Certificate Holder loses his or her Certificate is stolen or destroyed, the Company will issue a new Certificate in the place of the lost, stolen or destroyed Certificate if the Holder gives the Company a bond sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss, theft or destruction of any Certificate or the issuance of a new Certificate.

Lack of Public Market

There is no public market for the Certificates, and none is expected to develop for their purchase or sale.

Financial Information Provided to Investors:

Beginning with the 2016 fiscal year end, in addition to the financial information provided in this Offering Circular, the Company will provide a copy of its financial statements to all Holders of Certificates within 120 days after the end of each fiscal year.

 pg. 58

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. Federal Income Tax considerations relating to the acquisition, ownership and disposition of the Certificates. The summary is based on the Internal Revenue Code (the “Code”), and Treasury regulations, rulings and judicial decisions as of the date hereof, all of which may be repealed, revoked or modified with possible retroactive effect. This summary applies to you only if you acquire the Certificates for cash in this Offering at the initial Offering price and hold the Certificates as capital assets within the meaning of Section 1221 of the Code. This summary is for general information only and does not address all aspects of the U.S. Federal Income Taxation that may be important to you in light of your particular circumstances, and it does not address state, local, foreign, alternative minimum or non-income tax considerations that may be applicable to you. Further, this summary does not deal with Holders that may be subject to special tax rules, including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, dealers in securities or currencies, U.S. Holders (as described below) whose functional currency is not the U.S. Dollar, certain U.S. expatriates or Holders who hold the Certificates as a hedge against currency risks or as part of a straddle, synthetic security, conversion transaction or other integrated transaction for U.S. Federal Tax purposes. You should consult your own tax advisor as to the particular tax consequences to your of acquiring, holding or disposing of the Certificates.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of a Certificate that, for U.S. Federal Income Tax purposes, is: (a) an individual citizen or resident of the United States; (b) a corporation (or other business entity treated as a corporation) created or organized in or under the Laws of the United States or any State thereof (including the District of Columbia); (c) an estate the income of which is subject to U.S. Federal Income Taxation regardless of its source; or (d) a trust if (i) such trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person, or (ii) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of a Certificate that is neither a U.S. Holder nor a partnership or any entity or arrangement treated as a partnership for U.S. Federal Income Tax purposes. If a partnership (or other entity or arrangement treated as a partnership for U.S. Federal Income Tax purposes) holds Certificates, then the U.S. Federal Income Tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership that holds Certificates of a partner in such a partnership, you should consult your own tax advisor as to the particular U.S. Federal Income Tax consequences applicable to you.

U.S. Holders

Interest

The Company anticipates that the Certificates will not be issued with original discount for U.S. Federal Income Tax purposes. In such case, if you are a U.S. Holder, interest on a Certificate will generally be taxable to you as ordinary interest income as it accrues or is received by you in accordance with your usual method of accounting for U.S. Federal Income Tax purposes.

Sale, Exchange or Other Taxable Dispositions of Fixed Income Mortgage Certificates

If you are a U.S. Holder, upon the sale, exchange, redemption, retirement or other taxable disposition of a Certificate, you will generally recognize gain or loss for U.S. Federal Income Tax purposes in an amount equal to the difference, if any, between (i)

 pg. 59

the amount of the cash and the fair market value of any property you receive on the sale or other taxable disposition (less an amount attributable to any accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously taken into income), and (ii) your adjusted tax basis in the Certificate. Your adjusted tax basis in a Certificate will generally be equal to your cost of the Certificate, reduced by the principal payments you have previously received in respect of the Certificate. Such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if your holding period in the Certificate exceeds on year at the time of the disposition. Long-term capital gains of non-corporate taxpayers are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitation.

Backup Withholding and Information Reporting

U.S. Federal Backup Withholding may apply to payments on the Certificates and proceeds from the sale or other disposition of the Certificates if you are a non-corporate U.S. Holder and fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S. Holder’s U.S. Federal Income Tax liability and may entitle such Holder to a refund, provided the required information is timely furnished to the Internal Revenue Service (the “IRS”).

A U.S. Holder will also be subject to information reporting with respect to payments on the Certificates and proceeds from the sale or other disposition of the Certificates, unless such U.S. Holder is an exempt recipient and appropriately establishes that exemption.

Non-U.S. Holders

Interest

Subject to the discussion of Backup Withholding and information reporting below, if you are a Non-U.S. Holder, payments of interest on the Certificates to you will not be subject to U.S. Federal Income Tax (including branch profits or withholding tax), provided that:

•

You do not, directly or indirectly, actually or constructively, own 10% or more of the voting power of the stock of ALTAVISTA CAPITAL MARKETS, LLC;

•

You are not a bank receiving interest on an extension of credit pursuant to a loan agreement entered into in the ordinary course of your trade or business;

•

You are not a controlled foreign corporation for U.S. Federal Income Tax purposes that is, actually or constructively, related to the Company (as provided in the Code);

•

The interest payments are not effectively connected with your conduct of a trade or business within the United States; and

•

You meet certification requirements.

You will satisfy these certification requirements if you certify on IRS Form W-8BEN, or a substantially similar substitute form, under penalties of perjury, that you are not a United States person with the meaning of the Code, provide your name and address and file such form with the withholding agent. If you hold the Certificate through a foreign partnership or intermediary must satisfy certification requirements of applicable Treasury regulations.

Even if the requirements listed above are not satisfied, you will be entitled to an exemption from or reduction in U.S. Withholding Tax provided that:

•

You are entitled to an exemption from or reduction in Withholding Tax or interest under a tax treaty between the United States and your country of residence. To claim this exemption or reduction, you must generally complete IRS Form W-8BEN and claim this exemption or reduction on the form. In some cases, you must instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files; or

•

The interest income on the Certificates is effectively connected with the conduct of your trade or business in the United States. To claim this exemption, you must complete IRS Form W-8ECI.

You may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

 pg. 60

Sale, Exchange or Other Taxable Dispositions of Fixed Income Mortgage Certificates

Subject to the discussion below regarding Backup Withholding and information reporting, if you are a Non-U.S. Holder, you will not be subject to U.S. Federal Income Tax (including branch profits tax) on the gain you realize on any sale, exchange, redemption, retirement or other taxable disposition of a Certificate.

•

The gain is effectively connected with your conduct of a trade or business within the United States and, if required by an applicable treaty (and you comply with a applicable certification and other requirements to claim treaty benefits), is generally attributable to a U.S. “permanent establishment”;

•

You are an individual and have been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or

•

A portion of the gain represents accrued but unpaid interest, in which case the U.S. Federal Income Tax rules for interest would apply to such portion.

U.S. Trade or Business

If interest on a Certificate or gain from a disposition of the Certificate if effectively connected with your conduct of a U.S. trade or business, and, if required by an applicable treaty, you maintain a U.S. “permanent establishment” to which the interest or gain is attributable, you will generally be subject to U.S. Federal Income Tax on the interest or gain on a net basis in the same manner as if you were a U.S. Holder. If you are a foreign corporation, you may also be subject to a branch profits tax of 30% of your effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless you qualify for a lower rate under an applicable income tax treaty.

Backup Withholding and Information Reporting

Under current U.S. Federal Income Tax, Backup Withholding and information reporting may apply to payments made by the Company (including the Company’s paying agents) to you in respect of the Certificates, unless you provide an IRS Form W-8BEN or otherwise meet documentary evidence requirements for establishing that you are a Non-U.S. Holder or otherwise establish an exemption. The Company (or its paying agents) may, however, report payments of interest on the Certificates.

The gross proceeds from the disposition of your Certificates may be subject to information reporting and Backup Withholding Tax at the applicable rate. If you sell your Certificates outside the United States through a foreign office of a foreign broker and the sales proceeds are paid to you outside the United States, then the Backup Withholding and information reporting requirements will generally not apply to that payment. However, information reporting, but not Backup Withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your Certificates through the foreign office of a foreign broker that is, for U.S. Federal Income Tax purposes:

•

A United States person (within the meaning of the Code);

•

A controlled foreign corporation;

•

A foreign person 50% of more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or

•

A foreign partnership with certain connections to the United States

Unless such broker has in its records documentary evidence that you are not a United States person and certain other conditions are met, or you otherwise establish an exemption. In addition, Backup Withholding may apply to any payment that the broker is required to report if the broker has actual knowledge that you are a United States person.

You should consult your own tax advisor regarding the application of information reporting and Backup Withholding in your particular situation, the availability of an exemption from Backup Withholding and the procedure for obtaining such an exemption, if available. Backup Withholding is not an additional tax. Any amounts withheld under the Backup Withholding rules may be allowed as a credit against your U.S. Federal Income Tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS.

The U.S. Federal Tax discussion set forth above is included for general information only and may not be applicable depending on the Holder’s particular situation. Holders should consult their tax advisors with respect to the tax consequences to them of the

 pg. 61

beneficial ownership and disposition of the Certificates, including the tax consequences under State, Local, Foreign, and other tax laws and the possible effects of changes in U.S. Federal and other Tax Laws.

1.

Description of Company Equity Membership Units

The Company is authorized by its Certificate of Formation to issue an aggregate of 1,000,000 shares of Equity Membership Units, $0.001 par value per share (the “Membership Unit”). As of June 1st, 2016 – 1,000 Equity Membership Units were issued and outstanding.

All outstanding shares of Equity Membership Units are of the same class and have equal rights and attributes.  The holders of Equity Membership Units are entitled to one vote per share on all matters submitted to a vote of Shareholders of the Company. All Shareholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Equity Membership Units are entitled to share ratably in all assets remaining after payment of all liabilities.  The stockholders do not have cumulative or preemptive rights.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 1-A. No Equity Membership Units are being offered in the Offering Circular.

(b) Background Information on other Equity Membership Unit Classes. None

(c) Other Debt Securities.     None.

(d) Other Securities to Be Registered.     None.

Security Holders

As of June 1st, 2016, there was ONE THOUSAND shares of our Equity Membership Units outstanding, which were held of record by THREE stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

Indemnification of Directors and Officers:

The Company is formed under the laws of California. California General Corporation Law provides that a company may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts  paid in  settlement  in  connection  with  various  actions,  suits  or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the company, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a company’s certificate of formation, bylaws, agreement, and a vote of shareholders or disinterested directors or otherwise.

 pg. 62

The Company’s Certificate of formation provides that it will indemnify and hold harmless, to the fullest extent permitted by California’s General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

California’s General Corporation Law permits a company to provide in its certificate of formation that a director of the company shall not be personally liable to the company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director’s duty of loyalty to the company or its shareholders;

•

acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Formation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

FINANCIAL STATEMENTS SECTION:

 pg. 63

AltaVista Capital Markets, LLC

(A Development Stage Company)

UN-AUDITED BALANCE SHEET

June 20th, 2016

ASSETS
Current Assets
• Cash		$3,546
• Accounts Receivable		$1,200,000
• Fixed Income Mortgage Accounts (Receivable)		$1,000,000

UNDERWRITING:
Broadcast 3DTV (Contracted)	Reg A+ / Tier 2	$45,000
Broadcast 3DTV (Contracted)	OTC Market Listing	$30,000
AdvantaMeds Canada (Contracted)	Reg A+ / Tier 2	$45.000
AdvantaMeds Canada (Contracted)	OTC Market	$30,000
Synergistics Bermuda (Contracted)	Reg S	$45,000
Synergistics Bermuda (Contracted)	BSX Market	$30,000
Accelera Innovations (Contracted)	S-11	$45,000
Accelera Innovations (Contracted)	OTC & IRS Reg	$30,000
AdvantaMeds USA (Contracted)	Reg A+ / Tier 2	$45,000
AdvantaMeds USA (Contracted)	OTC Market	$30,000
Accelera Innovations (Contracted)	Reg S	$45,000
Accelera Innovations (Contracted)	NASDAQ OMX	$30,000
AdvantaMeds Canada (Contracted)	Reg S	$45,000
AdvantaMeds Canada (Contracted)	BSX	$30,000
Chicago Housing REIT (Contracted)	Reg A+ / Tier 2	$45,000
Chicago Housing REIT (Contracted)	OTC Market	$30,000
Hathaway Act Carbon (Contracted)	Reg A+ / Tier 2	$45,000
Hathaway Act Carbon (Contracted)	OTC Market	$30,000
SW Innovative Holdings (Contracted)	Reg A+ / Tier 2	$45,000
SW Innovative Holdings (Contracted)	OTC Market	$30,000
Grayburg Energy, Ltd. (Contracted)	S-1	$45,000
Grayburg Energy, Ltd. (Contracted)	OTC Market	$30,000
StepOne Health (Contracted)	Reg A+ / Tier 2	$45,000
StepOne Health (Contracted)	OTC Market	$30,000
Romanian Wind Energy (Contracted)	NASDAQ	$150,000
Samba Brazilian Pizza (Contracted)	Reg A+ / Tier II	$45,000
Samba Brazilian Pizza (Contracted).	OTC Market	$30,000
Stock Market Bar & Grill (Contracted)	Reg A+ / Tier II	$45,000
Stock Market Bar & Grill (Contracted)	OTC Market	$30,000
		$1,200,000

Broadcast 3DTV (Contract)	Up to 3% of Company Fully Diluted	No Market Value until 2016 or 2017
AdvantaMeds Canada (Contract)	Up to 4% of Company Fully Diluted	No Market Value until 2016 or 2017
Synergistics Bermuda (Contract)	Up to 4% of Company Fully Diluted	No Market Value until 2016 or 2017
Accelera Innovations (Contract)	Up to 4% of Company Fully Diluted	No Market Value until 2016 or 2017
AdvantaMeds USA (Contract)	Up to 4% of Company Fully Diluted	No Market Value until 2016 or 2017
Chicago Housing REIT (Contract)	Up to 4% of Company Fully Diluted	No Market Value until 2016 or 2017
Hathaway Energy (Contract)	Up to 4% of Company Fully Diluted	No Market Value until 2016 or 2017
Hathaway Energy (Contract)	Up to 4% of Company Fully Diluted	No Market Value until 2016 or 2017
SW Innovative Holdings (Contract)	Up to 4% of Company Fully Diluted	No Market Value until 2016 or 2017
Grayburg Energy, Ltd. (Contract)	Up to 4% of Company Fully Diluted	No Market Value until 2016 or 2017
StepOne Health (Contract)	Up to 4% of Company Fully Diluted	No Market Value until 2016 or 2017
Romanian Wind Farm (Contract)	Up to 6% of Company Fully Diluted	No Market Value until 2016 or 2017
Stock Market Bar & Grill	Wholly Owned Subsidiary	No Market Value until 2016 or 2017
Samba Brazilian Gourmet Pizza Co.	Wholly Owned Subsidiary	No Market Value until 2016 or 2017

• Prepaid Expenses		$0.00
• Short-term Investments		$0.00
	Total Current Assets	$2,203,546
Fixed (Long-Term) Assets
• Long-Term Investments		$0.00
• Property & Equipment		$0.00
(Less Accumulated Depreciation)		$0.00
• Intangible Assets
	Total Fixed Assets	$0.00
Other Assets
• Deferred Income Tax		$0.00
• Other		$0.00
	Total Fixed Assets	$0.00
TOTAL ASSETS		$2,203,546

LIABILITIES & OWNER’S EQUITY
Current Liabilities		$0.00
• Accounts Payable		$71,000.00
• Short-term Loans		$0.00
• Income Taxes Payable		$0.00
• Accrued Salaries & Wages		$0.00
• Unearned Revenue		$0.00
• Current Portion of Long-term Debt		$0.00
	Total Current Liabilities	$71,000
Long-Term Liabilities
• Long-Term Debt		$0.00
• Deferred Income Tax		$0.00
• Other		$0.00
	Total Long-term Liabilities	$0.00
Owner’s Equity
• Owner’s Investment		$0.00
• Accounts Receivable		$0.00
	Total Owner’s Equity	$0.00
TOTAL LIABILITIES & OWNER’S EQUITY		2,132,546

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 66

AltaVista Capital Markets, LLC

 (A Development Stage Company)

UN-AUDITED STATEMENTS OF REVENUE AND EXPENSES

November 30th, 2015 (inception) to June 20th, 2016

REVENUE	June 20th, 2016
• Total Revenues	$31,469
TOTAL REVENUES	$31,469

EXPENSES
• Client Refunds	$2,831.14
• Insurance (Auto)	$700
• Electricity	$824.14
• Yahoo Email	$153.72
• Paypal Processing Fees	$574.31
• Office Supplies	$2,413.88
• Natural Gas	$700
• Phone / Internet	$860
• Background Investigations	$45.72
• Adobe Systems	$374.85
• FedEx	$1.59
• Meals	$919.42
• Auto (Gas, Rentals, Repair)	$1,455.49
• Wix (Website)	$419.55
• Entertainment	$245.93
• Microsoft Systems	$99.90
• RightSignature.com	$294.00
• Owner Salary / Draw	$3,717.11
• Legal	$6,276
• USPS & Stamps.com	$171.55
• Health (Medical & Fitness)	$2,266.30
• Parking	$60.25
• Donation	$75.15
• Child Care (Equinox)	$60
• Janitorial ($100 per week)	$2,000
• Mortgage Marketing	$383.40
•
TOTAL EXPENSES	$27,923.00

NET GAIN	$3,546

SEE NOTES TO FINANCIAL STATEMENTS

AltaVista Capital Markets, LLC

 (A Development Stage Company)

STATEMENT OF SHAREHOLDERS’ EQUITY

For the period from

November 30th, 2015 (inception) to June 20th, 2016

	Founding Shareholder	Total
Founding Contribution	$0.00	$0.00
All Revenues from Operations	$31,469	$31,469
Net Operating Expenses	($27,923.00)	($27,923.00)

BALANCE, June 20th, 2016	$3,546	$3,546

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 68

AltaVista Capital Markets, LLC

 (A Development Stage Company)

UN-AUDITED STATEMENT OF CASH FLOWS

For the period from

November 30th, 2015 (inception) to June 20th, 2016

CASH FLOWS FROM OPERATING ACTIVITIES	November 30th, 2015 (Inception) to June 20th, 2016
• Issuer Fees Paid	$27,969
• Other	$0.00

CASH FLOWS FROM INVESTING ACTIVITIES	November 30th, 2015 (Inception) to June 20th, 2016
• All Investing Activities	$0.00

CASH FLOWS FROM FINANCING ACTIVITIES	November 30th, 2015 (Inception) to June 20th, 2016
• All Financing Activities	$0.00

NET INCREASE IN CASH	$0.00

Cash on November 30th, 2015	$100
Cash on June 1st, 2016	$429

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 69

AltaVista Capital Markets, LLC

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND NATURE OF BUSINESS

AltaVista Capital Markets, LLC, (the “Company”) was organized in November of 2015 in the State of California.

AltaVista Capital Markets, LLC is a Limited Liability Company in which ownership is documented in the form of Membership Units, not Interests or Percentages. The distribution of earnings to an LLC’s members is governed through operating agreements and may not be in direct relations to a member’s percentage of ownership.

On June 1st, 2016 – The Company issued a Note to Mr. Steven J. Muehler in the amount of $71,000 for the reimbursement of Costs payed by Muehler Muehler for operations of the Company since inception to June 1st, 2016.

On June 20th, 2016 – The Company issued 250 Equity Membership Units to Mr. Koorosh “Danny” Rahimi at a price of $0.01 USD per Membership Unit.

On June 20th, 2016 – The Company issued 250 Equity Membership Units to Synergistic International Asset Management Limited at a price of $0.01 USD per Membership Unit.

On June 20th, 2016 – The Company entered into an agreement to issue 250 Equity Membership Units to Eighty Six Eighty Nine, Ltd. at a price of $0.01 per Membership Unit. These Membership Units are to be held in the Company’s Treasury until they are transferred to Eighty Six Eighty Nine, Ltd. within the next 365 Calendar Days. Eighty Six Eighty Nine, Ltd. will be allowed to vote these shares for a period of 90 days, a period that may be increased by periods of 90 days as agreed to by the Company.

On June 20th, 2016 – The Company issued 250 Equity Membership Units to Del Rey Holdings, LLC at a price of $0.01 USD per Membership Unit.

NOTE 2. BASIS OF ACCOUNTING:

The Financial Statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

 pg. 70

SIGNATURES

The Issuer has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AltaVista Capital Markets, LLC

By: Mr. Koorosh “Danny” Rahimi

By: __/s/ Mr. Koorosh Rahimi__________________

Name: Mr. Koorosh “Danny” Rahimi

Title: Managing Partner of AltaVista Capital Markets, LLC

Synergistic International Asset Management Limited

By: Mr. Geoff Thompson

By: ____/s/ Mr. Geoff Thompson________________

Name: Mr. Geoff Thompson

Title: Managing Member of Synergistic International Asset Management Limited

 pg. 71

Eighty Six Eighty Nine, Ltd.

By: Mr. Chris LeSaffre

By: _____/S/ Mr. Chris LeSaffre_________________

Name: Mr. Chris LeSaffre

Title: Managing Member of Eighty Six Eighty Nine, Ltd.

AltaVista Capital Markets, LLC.

The Indigo Building

4050 Glencoe Avenue, Suite 210

Marina Del Rey, California 90292

CORPORATE@ALTAVISTACAPITALMARKETS.COM

Company Direct: (310) 562-3486

SUBSCRIPTION AGREEMENT

TWO HUNDRED THOUSAND

FIXED INCOME MORTGAGE CERTIFICATES

Subject to the terms and conditions of the AltaVista Capital Markets, LLC’s “Fixed Income Mortgage Certificates” (the “Certificates”) described in the AltaVista Capital Markets, LLC Offering Circular dated June 20th, 2016 (the "Offering"), I hereby subscribe to purchase the number of Fixed Income Mortgage Certificates set forth below for a purchase price of $100.00 per Certificate. Enclosed with this subscription agreement is my check (Online “E-Check” or Traditional Papery Check) or money order made payable to "AltaVista Capital Markets, LLC" evidencing $100.00 for each Certificate Subscribed, subject to a minimum of TEN FIXED INCOME MORTAGE CERTIFICATES ($1,000.00).

I understand that my subscription is conditioned upon acceptance by AltaVista Capital Markets, LLC’s Company Managers and subject to additional conditions described in the Offering Circular. I further understand that AltaVista Capital Markets, LLC Company Managers, in their sole discretion, may reject my subscription in whole or in part and may, without notice, allot to me a fewer number of Certificates that I have subscribed for. In the event the Offering is terminated, all subscription proceeds will be returned with such interest as may have been earned thereon.

I understand that when this subscription agreement is executed and delivered, it is irrevocable and binding to me. I further understand and agree that my right to purchase Certificates offered by the Company may be assigned or transferred to any third party without the express written consent of the Company.

 pg. 72

I further certify, under penalties of perjury, that: (1) the taxpayer identification number shown on the signature page of this Offering Circular is my correct identification number; (2) I am not subject to backup withholding under the Internal Revenue Code because (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person (as defined in the instructions to Form W-9).

SUBSCRIPTION AGREEMENT (the “Agreement”) with the undersigned Purchaser for  ______________ Fixed Income Mortgage Certificates of AltaVista Capital Markets, LLC at a purchase price of $100.00 (ONE HUNDRED DOLLARS AND ZERO CENTS) per Certificate (aggregate purchase price: $____________________).

Made __________________________________, by and between AltaVista Capital Markets, LLC a California Limited Liability Company (the “Company”), and the Purchaser whose signature appears below on the signature line of this Agreement (the “Purchaser”).

W I T N E S E T H:

WHEREAS, the Company is offering for sale up to TWO HUNDRED THOUSAND Fixed Income Mortgage Certificates (the “Certificates”) (such offering being referred to as the “Offering”).

NOW, THEREFORE, the Company and the Purchaser, in consideration of the mutual covenants contained herein and intending to be legally bound, do hereby agree as follows:

Purchase and Sale.   Subject to the terms and conditions hereof, the Company shall sell, and the Purchaser shall purchase, the number of Certificates indicated above at the price so indicated.

2.

Method of Subscription. The Purchaser is requested to complete and execute this agreement online or to print, execute and deliver two copies of this Agreement to the Company, at AltaVista Capital Markets, LLC; the Indigo Building, 4050 Glencoe Avenue, Suite 210, Marina Del Rey, California 90292, along with a check payable to the order of AltaVista Capital Markets, LLC in the amount of the aggregate purchase price of the Certificates subscribed (the “Funds”).  The Company reserves the right in its sole discretion, to accept or reject, in whole or in part, any and all subscriptions for Certificates.

Subscription and Purchase. The Offering will begin on the effective date of the Offering Statement and continue until the Company has sold all of the Certificates offered hereby or on such earlier date as the Company may close or terminate the Offering.

 pg. 73

Any subscription for Certificates received will be accepted or rejected by the Company within 30 days of receipt thereof or the termination date of this Offering, if earlier.  If any such subscription is accepted, in whole or part, the Company will promptly deliver or mail to the Purchaser (i) a fully executed counterpart of this Agreement, (ii) a “certificate” or “certificates” for the Fixed Income Mortgage Certificates being purchased, registered in the name of the Purchaser, and (iii) if the subscription has been accepted only in part, a refund of the Funds submitted for Certificates not purchased.  Simultaneously with the delivery or mailing of the foregoing, the Funds deposited in payment for the Certificates purchased will be released to the Company. If any such subscription is rejected by the Company, the Company will promptly return, without interest, the Funds submitted with such subscription to the subscriber.

Representations, Warranties and Covenants of the Purchaser.  The Purchaser represents, warrants and agrees as follows:

(a)

Prior to making the decision to enter into this Agreement and invest in the Certificates subscribed, the Purchaser has received the Offering Statement. On the basis of the foregoing, the Purchaser acknowledges that the Purchaser processes sufficient information to understand the merits and risks associated with the investment in the Certificates subscribed.  The Purchaser acknowledges that the Purchaser has not been given any information or representations concerning the Company or the Offering, other than as set forth in the Offering Statement, and if given or made, such information or representations have not been relied upon by the Purchaser in deciding to invest in the Certificates subscribed.

(b)

   The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Certificates subscribed and the Purchaser believes that the Purchaser’s prior investment experience and knowledge of investments in low-priced securities (“penny stocks”) enables the Purchaser to make an informal decision with respect to an investment in the Certificates subscribed.

(c)

   The Certificates subscribed are being acquired for the Purchaser’s own account and for the purposes of investment and not with a view to, or for the sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any such Certificates.

(d)

  The Purchaser’s overall commitment to investments is not disproportionate to his/her net worth, and his/her investment in the Certificates subscribed will not cause such overall commitment to become excessive.

(e)

  The Purchaser has adequate means of providing for his/her current needs and personal contingencies, and has no need for current income or liquidity in his/her investment in the Certificates subscribed.

(f)

  With respects to the tax aspects of the investment, the Purchaser will rely upon the advice of the Purchaser’s own tax advisors.

(g)

  The Purchaser can withstand the loss of the Purchaser’s entire investment without suffering serious financial difficulties.

(h)

  The Purchaser is aware that this investment involves a high degree of risk and that it is possible that his/her entire investment will be lost.

 pg. 74

(i)

  The Purchaser is a resident of the State set forth below the signature of the Purchaser on the last age of this Agreement.

Notices.  All notices, request, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class, postage prepaid, registered or certified mail, return receipt requested:

(a)

    If to any holder of any of the Certificates, addressed to such holder at the holder’s last address appearing on the books of the Company, or

(b)     If to the Company, addressed to AltaVista Capital Markets, LLC; 4050 Glencoe Avenue, Suite 210, Marina Del Rey, CA 90292, or such other address as the Company may specify by written notice to the Purchaser, and such notices or other communications shall for all purposes of this Agreement be treated as being effective on delivery, if delivered personally, or, if sent by mail, on the earlier of actual receipt or the third postal business day after the same has been deposited in a regularly maintained receptacle for the deposit of United States’ mail, addressed and postage prepaid as aforesaid.

6.

Severability.   If any provision of this Subscription Agreement is determined to be invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict with such applicable law and shall be deemed modified to conform with such law.  Any provision of this Agreement that may be invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provision of this Agreement, and to this extent the provisions of this Agreement shall be severable.

7.

Parties in Interest.   This Agreement shall be binding upon and inure to the benefits of and be enforceable against the parties hereto and their respective successors or assigns, provided, however, that the Purchaser may not assign this Agreement or any rights or benefits hereunder.

8.

Choice of Law.  This Agreement is made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of that State, including, without limitation, the validity of this Agreement, the construction of its terms, and the interpretation of the rights and obligations of the parties hereto.

Headings.  Sections and paragraph heading used in this Agreement have been inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect the construction of this Agreement.

10.

Execution in Counterparts.   This Agreement may be executed an any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

11.

Survival of Representations and Warranties.  The representations and warranties of the Purchaser in and with respect to this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of any Purchaser, and the sale and purchase of the Certificates and payment therefore.

 pg. 75

12.

Arbitration: Except as expressly provided in this Subscription Agreement, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Agreement or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of California for agreements made in and to be performed in the state of California. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing this Subscription Agreement, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

NOTICE: SUBSCRIBERS TO THIS OFFERING UNDERSTAND THAT THEY HAVE NOT WAIVED ANY RIGHT THAT THEY MAY HAVE UNDER ANY APPLICABLE FEDERAL SECURITIES LAWS.

13.

THE PARTIES HERBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATON BASED HEREIN, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

14.

In Connection with any litigation, mediation, arbitration, special proceeding or other proceeding arising out of this Agreement, the prevailing party shall be entitled to recover its litigation-related costs and reasonable attorneys’ fees through and including any appeals and post-judgment proceedings.

 pg. 76

15.

In no event shall any party be liable for any incidental, consequential, punitive or special damages by reason of its breach of this Agreement. The liability, if any, of the Company and its Managers, Directors, Officers, Employees, Agents, Representatives, and Employees to the undersigned under this Agreement for claims, costs, damages, and expenses of any nature for which they are or may be legally liable, whether arising in negligence or other tort, contract, or otherwise, shall not exceed, in the aggregate the undersigned’s investment amount.

12.    Additional Information.    The Purchaser realizes that the Certificates are offered hereby pursuant to exemptions from registration provided by Regulation A and the Securities Act of 1933. The Certificates are being offered ONLY TO RESIDENTS OF THE STATE OF:

•

ILLINOIS

IN WITNESSES WHEREOF, the parties hereto have executed this Subscription Agreement as of the day and year first above written.

AltaVista Capital Markets, LLC

By: ______________________________________________

       Mr. Koorosh “Danny” Rahimi

       President & Managing Member

PURCHASER:

_____________________________________________

          Signature of Purchaser

_________________________________________________

                    Name of Purchaser

 pg. 77

INVESTOR CONTACT INFORMATION:

Name: _____________________________________________________________

Spouse Name (if applicable): ___________________________________________

Address: ___________________________________________________________

Address Line 2 (if applicable): ___________________________________________

City: _______________________________________________________________

State or Province: ____________________________________________________

Postal Code / Zip Code: ________________________________________________

Country: _____________________________________________________________

Best Phone Number: __________________________________________________

Alternate Phone Number (not required): ____________________________________

Email Address: ________________________________________________________

 pg. 78